                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)

Filed by the Registrant [X]  Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
     PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                         The Spectranetics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

                REVISED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 5, 2002

     The 2002 Annual Meeting of Stockholders of THE SPECTRANETICS CORPORATION (the "Company") will be held at the offices of Latham & Watkins, located at 885 Third Avenue, New York, New York, on Monday, August 5, 2002 at 10:00 a.m. New York City time for the following purposes:

        1. To elect two members of the Board of Directors, each to serve a three-year term until the 2005 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

        2. To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002.

        3. To amend the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

        4. To amend the 1997 Equity Participation Plan to revise existing equity incentive provisions for non-employee directors with provisions recommended by an independent consultant.

     Only stockholders of record as of the close of business on June 18, 2002, the record date, will be entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders and any continuations, adjournments or postponements thereof.

     Stockholders are requested to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope as soon as possible. The enclosed proxy statement and proxy card supersede in their entirety the proxy statement and proxy card mailed to the Company's stockholders on or about April 29, 2002. As a result, even if you previously submitted a proxy card, in order for your vote to count at the Annual Meeting of Stockholders, you will need to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope. Submitting your proxy with the proxy card will not affect your right to vote in person should you decide to attend the 2002 Annual Meeting of Stockholders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          -s- EMILE J. GEISENHEIMER
                                          Emile J. Geisenheimer
                                          Chairman of the Board

Colorado Springs, Colorado
          , 2002

                              (SPECTRANETICS LOGO)

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

         2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 5, 2002

                               PROXY STATEMENT OF
                         THE SPECTRANETICS CORPORATION
                          FOR THE 2002 ANNUAL MEETING

                            SOLICITATION OF PROXIES

     This Proxy Statement of The Spectranetics Corporation for the 2002 Annual Meeting (this "Proxy Statement") is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the "Company" or "SPNC") for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Latham & Watkins, located at 885 Third Avenue, New York, New York, on Monday, August 5, 2002 at 10:00 a.m. New York City time and at any continuations, adjournments or postponements thereof. This Proxy Statement and proxy are first
being mailed to stockholders on or about           , 2002.

     This Proxy Statement and the enclosed proxy card supersede in their entirety the proxy statement and proxy card mailed to the Company's stockholders on or about April 29, 2002. As a result, even if you previously submitted a proxy card, in order for your vote to count at the Annual Meeting, you will need to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope.

     If the enclosed proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in a properly executed proxy received by the Company, then the proxy shall be voted FOR: (i) the election of each of Emile J. Geisenheimer and John G. Schulte to the Board of Directors; (ii) the ratification of the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2002; (iii) an amendment to the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000 and (iv) an amendment to the 1997 Equity Participation Plan to revise existing equity incentive provisions for non-employee directors with provisions recommended by an independent consultant. The two amendments proposed to the 1997 Equity Participation Plan are separate matters to be voted on by stockholders. Accordingly, stockholders are not required to vote in the same manner with respect to these amendments.

     A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Discretionary authority is provided in the proxy as to matters not specifically referred to herein. We are not aware of any other matters that are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the proxy holder or holders are fully authorized to vote thereon in accordance with the proxy holder's or holders' judgment and discretion.

                              RECENT DEVELOPMENTS

     On April 26, 2002, a stockholder of the Company, Steven W. Sweet, filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") in which he nominated two directors for election at the Company's 2002 Annual Meeting, then scheduled to take place on June 4, 2002. On May 3, 2002, the executive officers of the Company, including Joseph A. Largey, the former President and Chief Executive Officer of the Company, and Paul C. Samek, the former Vice President, Finance and Chief Financial Officer of the Company, signed a letter addressed to Mr. Sweet agreeing to vote in favor of Mr. Sweet's director nominees. On May 13, 2002, Mr. Sweet, together with Mr. Largey, Mr. Samek, Lawrence R. McKinley, Sharon L. Sweet (the "Sweet Group") and the other executive officers of the Company filed a Schedule 13D with the SEC indicating that they were acting as a group (the "13D Group") in connection with Mr. Sweet's proxy solicitation. On May 14, 2002, the executive officers of the Company, other than Messrs. Largey and Samek, signed a letter addressed to Mr. Sweet withdrawing from the 13D Group and from Mr. Sweet's proxy solicitation and stating that they would remain neutral with respect to the matters to be voted upon at the Annual Meeting. Subsequently, Mr. Sweet filed additional proxy materials adding four proposals for consideration at the June 4, 2002 Annual Meeting. On May 15, 2002, the Company announced that it had deferred its 2002 Annual Meeting in order to give the Company's stockholders more time to fully consider recent developments. On May 23, 2002, the Company filed an action in the United States District Court for the District of Delaware against the members of the Sweet Group for violation of federal securities laws.

     On June 6, 2002, the Company reached a definitive agreement that resolved disputes between the Company, on the one hand, and the members of the Sweet Group, on the other hand. As part of the settlement, the parties agreed to the following:

     - The withdrawal by the Sweet Group of its director nominees as well as the other matters it had proposed for the Annual Meeting and the agreement of the Sweet Group to vote at the Annual Meeting for the election of Messrs. Geisenheimer and Schulte, who are current members of the Board of Directors.

     - The dismissal with prejudice of the lawsuits filed by the Company against the Sweet Group.

     - The appointment to the Board of two new directors who are unaffiliated with, and independent of, any of the Company's current directors and the Sweet Group and who are approved in good faith by the Board and Mr. Sweet, which approval shall not be unreasonably withheld. One of the new directors will fill a vacancy on the Board created by the resignation of Mr. Largey, which became effective on June 17, 2002, and the other new director will replace a current member of the Board, who will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by the Company to assist in identifying the new directors.

     - The retention by the Company of a nationally recognized consultant to recommend a program for equity incentives, including stock options, for outside directors and the agreement of the Company to submit the program recommended by the independent consultant to a vote of the stockholders at the Annual Meeting, which program is described in Proposal 4 under the heading "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS." The Sweet Group agreed to vote in favor of the program at the Annual Meeting based on the recommendation of the independent consultant.

     The settlement agreement also resolved all claims between the Company and Messrs. Largey and Samek and Ms. Sweet, each of whom has separated from the Company. For a description of the settlement agreement, see "THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP."

     On June 7, 2002, the Company announced that the 2002 Annual Meeting of Stockholders of the Company had been scheduled for August 5, 2002.

                      RECORD DATE AND VOTING OF SECURITIES

     Only holders of record of the Company's Common Stock outstanding as of the close of business on June 18, 2002, will be entitled to notice of and to vote on matters presented at the Annual Meeting or any continuation, adjournment or postponement thereof. As of June 18, 2002, there were 23,811,314 shares of the Company's common stock, par value $.001 per share ("Common Stock"), outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Annual Meeting, and there is no cumulative voting.

     In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions as well as "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Each matter is tabulated separately. Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or "broker non-votes" as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Adoption of each other proposal requires the affirmative vote of the majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote against each of these proposals and "broker non-votes" will not be counted for any purpose in determining whether a matter has been approved.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of May 31, 2002 by: (i) each of SPNC's directors; (ii) the Named Executive Officers (as defined on page 10 hereof); (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock (of which the Company believes there are none); and (iv) all of the current executive officers and directors of SPNC as a group. Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. "Beneficially Owned Percentage" is based on 23,811,314 shares of Common Stock outstanding on May 31, 2002.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                                           BENEFICIALLY
                                                              NUMBER OF        OWNED
NAME AND ADDRESS(1)                                             SHARES      PERCENTAGE
-------------------                                           ----------   -------------
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS
Cornelius C. Bond, Jr.(2)...................................    311,346         1.3%
R. John Fletcher(3).........................................          0           *
Emile J. Geisenheimer(4)....................................    312,031         1.3%
James A. Lent(5)............................................     40,000           *
Joseph M. Ruggio, M.D.(6)...................................    149,013           *
John G. Schulte(7)..........................................    138,846           *
Lawrence E. Martel, Jr.(8)..................................    308,189         1.3%
Christopher Reiser, Ph.D.(9)................................    302,584         1.3%
Bruce E. Ross(10)...........................................    316,211         1.3%
Joseph A. Largey(11)........................................    994,069         4.2%
Paul C. Samek(12)...........................................    204,231           *
All current executive officers and directors as a group (11
  persons)(13)(14)..........................................  2,057,206         8.6%

---------------

  *  less than 1%

 (1) The address of each of the directors and the Named Executive Officers listed herein other than Messrs. Largey and Samek is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

 (2) Includes options for 193,662 shares exercisable within 60 days of May 31, 2002.

 (3) Mr. Fletcher was appointed to the Board of Directors on March 7, 2002 to fill the vacancy created by James A. Lent's resignation in January 2002.

 (4) Includes options for 291,667 shares exercisable within 60 days of May 31, 2002.

 (5) Mr. Lent was appointed to the Board of Directors on May 10, 2002 to fill the vacancy created by Marvin L. Woodall's retirement from the Board on May 9, 2002. Mr. Lent previously served as a member of the Board from November 1995 to January 2002.

 (6) Includes options for 145,513 shares exercisable within 60 days of May 31, 2002.

 (7) Includes options for 138,846 shares exercisable within 60 days of May 31, 2002.

 (8) Includes options for 290,054 shares exercisable within 60 days of May 31, 2002.

 (9) Includes options for 150,955 shares exercisable within 60 days of May 31, 2002.

(10) Includes options for 240,457 shares exercisable within 60 days of May 31, 2002.

(11) Mr. Largey, former President and Chief Executive Officer of the Company, separated from the Company effective May 10, 2002. On June 17, 2002, pursuant to the Company's settlement agreement with the Sweet Group, Mr. Largey resigned from the Board of Directors. Includes 982,569 shares for which Mr. Largey has sole voting and dispositive power, which includes options for 948,069 shares exercisable within 60 days of May 31, 2002. Also includes 11,500 shares for which Mr. Largey may have the right to direct the vote (pursuant to informal understandings) that are owned of record by two of his adult sons. Mr. Largey gifted these shares to his sons and disclaims beneficial ownership of all such shares. Mr. Largey's address is 4865 Longwood Point, Colorado Springs, CO 80906.

(12) Mr. Samek, former Chief Financial Officer and Vice President, Finance, separated from the Company effective May 10, 2002. Includes options for 189,231 shares exercisable within 60 days of May 31, 2002. Mr. Samek's address is 235 Stonebeck Lane, Colorado Springs, CO 80906.

(13) Includes options for 1,628,485 shares exercisable within 60 days of May 31, 2002.

(14) Excludes shares held by Messrs. Largey and Samek, each of whom separated from the Company effective May 10, 2002.

                               BOARD OF DIRECTORS

     The following table lists the current members of the Board of Directors of SPNC, their ages as of June 20, 2002, their positions and offices with the Company, the year first elected as a director, and the expiration of their current term.

                                                                              DIRECTOR    TERM
NAME                                   AGE     POSITIONS WITH THE COMPANY      SINCE     EXPIRES
----                                   ---     --------------------------     --------   -------
Emile J. Geisenheimer(1).............  54    Acting Chief Executive Officer     1990      2002
                                             and Chairman of the Board of
                                             Directors
Cornelius C. Bond, Jr................  68    Director                           1994      2004
R. John Fletcher(2)..................  56    Director                           2002      2003
James A. Lent(3).....................  59    Director                           2002      2004
Joseph M. Ruggio, M.D................  48    Director                           1997      2004
John G. Schulte(1)...................  54    Director                           1996      2002

---------------

(1) Nominated for re-election to the Board for a three-year term.

(2) Mr. Fletcher was appointed to the Board of Directors on March 7, 2002. He replaced James A. Lent, who resigned in January 2002.

(3) Mr. Lent was appointed to the Board of Directors on May 10, 2002. He replaced Marvin L. Woodall, who retired from the Board on May 9, 2002. Mr. Lent previously served as a member of the Board from November 1995 to January 2002.

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting, only directors of the class whose term is expiring will be voted upon, and upon election each such director will serve a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director will hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     On June 17, 2002, Mr. Largey resigned from the Board of Directors in connection with the Company's settlement with the Sweet Group. As a result, the Board of Directors currently has a vacancy. As part of the Company's settlement with the Sweet Group, two new directors who are unaffiliated with, and independent of, any of the Company's current directors and the Sweet Group and are approved in good faith by the Board and Mr. Sweet, which approval shall not by unreasonably withheld, will be appointed to the Board. One new unaffiliated director will serve a term of two years and one new unaffiliated director will serve a term of one year, each subject to re-election in accordance with the Company's By-laws, as amended. One of the new directors will fill the vacancy created by Mr. Largey's resignation, and the other new director will replace a current member of the Board of Directors. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by the Company to assist in identifying the new directors, and the Company has requested that Heidrick & Struggles provide a list of potential new directors by June 30, 2002. For more information on the Company's settlement with the Sweet Group, see "THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP."

                             DIRECTOR COMPENSATION

     Non-employee directors are eligible to participate in the Company's 1997 Equity Participation Plan (the "Plan"), which was approved by the stockholders on June 9, 1997. However, on May 10, 2002, the Board agreed that after that date no further stock options would be granted to non-employee directors until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, the stockholders of the Company. In connection with the Company's settlement with the Sweet Group, the Company retained Buck Consultants, a leading provider of consulting services in the area of human resources management and a subsidiary of Mellon Financial Corporation, to recommend a program for equity incentives, including stock options, for non-employee directors. As a result, the proposed amendment to the 1997 Equity Participation Plan reflecting a program recommended by the consultant is described in Proposal 4 under the heading "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS" and is being submitted to the stockholders for approval at the Annual Meeting. If Proposal 4 is approved by a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting, the 1997 Equity Participation Plan, as amended, will provide that each non-employee director (i) who is elected or appointed to the Board on or after the date on which the amendment is approved by the Company's stockholders will be granted on the date of his or her election or appointment an option to purchase 45,000 shares of Common Stock; (ii) who is elected or appointed to the Board on or after May 10, 2002 but before the date on which the amendment is approved by the Company's stockholders will be granted on the date of such stockholder approval an option to purchase 45,000 shares of Common Stock; (iii) who, but for the Board's action on May 10, 2002, would have been entitled to receive an option grant under the Plan on or after May 10, 2002 but before the date on which the amendment is approved will be granted on the date of such stockholder approval an option to purchase 45,000 shares of Common Stock; and
(iv) will be granted on each third anniversary of his or her prior option grants under the Plan or his or her option grant described above, as applicable (so long as he or she remains a non-employee director at the close of business on such date), an option to purchase 45,000 shares of Common Stock. Pursuant to the Company's settlement with the Sweet Group, the Sweet Group has agreed to vote in favor of the new program at the Annual Meeting.

     Prior to the Board action on May 10, 2002, (i) any newly elected or appointed non-employee director was granted a non-qualified stock option to purchase 75,000 shares of Common Stock at the then fair market value, which vested equally over a three-year period, and (ii) on every third anniversary of each grant, for so long as such non-employee director remained on the Board, he or she received an option to purchase 75,000 shares of Common Stock at the then fair market value, which vested equally over three years. The exercise price was equal to the closing price of the stock as traded on the Nasdaq National Market on the date of grant.

     Non-employee directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per day when serving as a consultant to the Company. In 2001, certain directors elected to receive a portion of their board fees in the form of stock options. In January 2001, stock option grants to purchase an aggregate of 55,384 shares of Common Stock at the then fair market value were granted to Messrs. Bond, Lent, Ruggio and Schulte in lieu of board fees totaling $24,000. These stock options vest over an 18-month period. The number of stock options issued was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

     In recognition of Mr. Geisenheimer's continuing high level of commitment to the Company as Chairman of the Board, he receives a retainer for consulting services he provides to the Company, which totaled $75,000 during the year ended December 31, 2001. Additionally, Mr. Geisenheimer was granted a stock option on May 4, 2001 to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to the then fair market value per share for consulting services he provides to the Company. Under Mr. Geisenheimer's retainer agreement, Mr. Geisenheimer has received $31,250 for services rendered during 2002 through May 31, 2002. During Mr. Geisenheimer's tenure as acting Chief Executive Officer of the Company, he will receive no additional compensation. Dr. Ruggio was granted a stock option on May 4, 2001 to purchase 20,000 shares of the Company's Common Stock at an exercise price equal to the then fair market value per share for certain additional services he provided to the Company.

                         BOARD COMMITTEES AND MEETINGS

     In 2001, the Board of Directors met six times. No director, except for Mr. Bond, attended fewer than 75% of the Board meetings. Mr. Bond attended four of the six Board meetings. During 2001, the Company had an Audit Committee comprised of Messrs. Bond, Lent and Schulte to, among other things, recommend engagement of the Company's independent auditors, periodically review the services rendered by independent auditors and review and evaluate the Company's accounting procedures and its system of internal accounting controls. Four meetings of the Audit Committee were held in 2001. The Audit Committee is currently comprised of Messrs. Bond, Schulte and Lent. Each member of the Audit Committee is currently, and was at all times during 2001, "independent" as required by the listing requirements of the NASDAQ stock market. For additional information regarding the Audit Committee, see the Audit Committee report included at page 13 herein.

     The Board has a Compensation Committee, which, in 2001, consisted of Messrs. Bond, Lent and Woodall. The Compensation Committee met three times in 2001 to review and approve the Company's compensation and benefit plans, among other things. The Compensation Committee also approves stock option grants to executive officers of the Company. The Compensation Committee is currently comprised of Messrs. Bond and Fletcher.

                        BUSINESS EXPERIENCE OF DIRECTORS

     Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. ("LAIS") from 1986 until June 1994, when LAIS merged with SPNC. He is a retired general partner of New Enterprise Associates, a large national venture capital firm, having become a general partner in 1982. He serves on one other public board, RF Monolithics, Inc., and also serves on the boards of several privately held companies.

     R. John Fletcher was appointed to the Board of Directors on March 7, 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. ("FSI"), a strategy consulting organization, which he founded in 1983. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from The Wharton School and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology company developing orally-administered pharmaceutical products, and NMT Medical, Inc., a public medical device company that designs, develops and markets devices using minimally invasive procedures in the cardiovascular and neurosciences markets.

     Emile J. Geisenheimer is currently the Acting Chief Executive Officer of the Company and has served as a Director of SPNC since April 1990 and as Chairman of the Board since June 1996. He has served as

President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

     James A. Lent has served as a Director of SPNC since May 2002 and also served as a Director of SPNC from November 1995 to January 2002. From November 1998 to September 1999, he served as Company Group Chairman of Johnson & Johnson (DePuy Franchise). Previously, Mr. Lent served as Chairman, Chief Executive Officer and Director of DePuy, Inc., an orthopedic supply company, from May 1995 until November 1998. He served as President and Chief Executive Officer of DePuy, Inc. from January 1985 to May 1995. Mr. Lent retired from Johnson & Johnson in September 1999.

     Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

     John G. Schulte has served as a Director of SPNC since August 1996. Mr. Schulte is currently President and Chief Executive Officer of Consensus Pharmaceuticals, a privately held biotechnology company. Mr. Schulte was President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders, from January 1999 until its acquisition by Gyrus Group, PLC, a European medical device company, in 2001. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain, which was acquired by Boston Scientific Corporation in April 1997.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and their ages as of June 20, 2002 are as follows:

NAME                                        AGE                     OFFICE
----                                        ---                     ------
Emile J. Geisenheimer.....................  54    Acting Chief Executive Officer and Chairman
                                                  of the Board of Directors
Guy A. Childs.............................  36    Acting Chief Financial Officer
Adrian E. Elfe............................  57    Vice President, Quality Assurance and
                                                  Regulatory Affairs
Lawrence E. Martel, Jr. ..................  51    Vice President, Operations
Christopher Reiser, Ph.D. ................  48    Vice President, Technology and
                                                  Clinical Research
Bruce E. Ross.............................  54    Acting Chief Operating Officer and Vice
                                                  President, Sales, Marketing and Service

     Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Geisenheimer is set forth under the heading "BUSINESS EXPERIENCE OF DIRECTORS."

     Guy A. Childs was appointed Acting Chief Financial Officer in June 2002, a position he held from May 1999 to December 1999. Since joining SPNC in September 1991, Mr. Childs has held various accounting and financial management positions, the most recent being Director of Finance, which he held from January 2000 to June 2002. Prior to joining SPNC, Mr. Childs worked for the public accounting firm of Deloitte & Touche, LLP serving as a senior accountant on various audit engagements in the financial services, healthcare and manufacturing industries. Mr. Childs is a certified public accountant.

     Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs, in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

     Lawrence E. Martel, Jr., was appointed Vice President, Operations, of SPNC in August 1994 and served as Director of Operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home healthcare and institutional health markets.

     Christopher Reiser, Ph.D., was appointed Vice President, Technology and Clinical Research in June 1998. In November 1997, Dr. Reiser was appointed Vice President, Engineering. Prior to that time, he served as the Company's Director of Engineering since December 1993. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as Director of Technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.

     Bruce E. Ross was appointed Acting Chief Operating Officer in June 2002 and has served as Vice President, Sales and Service, of the Americas, of SPNC since July 1998. Mr. Ross came to SPNC from Picker International, a subsidiary of G.E.C. plc, where he was serving as Vice President and General Manager of Picker International (Europe). Prior to that position, Mr. Ross served as President of Picker International Canada, Inc. He spent a total of 10 years with Picker developing successful sales strategies that increased business unit revenues and profitability. Previous to his experience at Picker, Mr. Ross served as Vice President of Sales and Marketing at Nicolet Biomedical, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation awards paid by SPNC for the fiscal years ended December 31, 2001, 2000 and 1999 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 2001, whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                     ANNUAL COMPENSATION              COMPENSATION
                                           ----------------------------------------      AWARDS
                                                                         OTHER        ------------      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------         ----   ---------    --------    ---------------   ------------   ---------------
Joseph A. Largey(1)...............  2001   $259,565(2)  $156,020(3)          --          80,308(2)       $3,515(4)
  Former President and Chief        2000    279,274           --             --         150,000           3,515(4)
  Executive Officer                 1999    260,665      124,020(5)          --              --           3,515(4)
Bruce E. Ross.....................  2001    168,820(6)    97,215(7)          --          42,692(6)           --
  Vice President, Sales             2000    182,115      110,626(8)          --          70,000              --
  and Service                       1999    164,327       68,432(9)    $ 26,616(10)      60,000              --
Paul C. Samek(1)(11)..............  2001    155,132(12)   69,360(3)          --          39,231(12)          --
  Former Vice President,            2000    170,000           --        112,612(14)     100,000              --
  Finance and Chief                 1999      6,538           --             --         120,000              --
  Financial Officer
Lawrence E. Martel, Jr............  2001    118,631(15)   55,140(3)          --          30,000(15)          --
  Vice President, Operations        2000    124,231           --             --          70,000              --
                                    1999    102,885       39,490(5)          --          30,000              --
Christopher Reiser, Ph.D..........  2001    114,068(16)   51,000(3)          --          28,846(16)       4,285(13)
  Vice President, Technology        2000    120,673           --             --          60,000              --
  and Clinical Research             1999    110,327       39,490(5)          --          30,000              --

---------------

 (1) Messrs. Largey and Samek separated from the Company effective May 10, 2002. In connection with his separation from the Company, Mr. Largey and the Company entered into a separation agreement, pursuant to which (a) Mr. Largey will receive severance payments in the aggregate amount of $290,000 payable over a 12-month period, (b) the Company will pay that portion of Mr. Largey's medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Largey had been employed by the Company during such period, (c) Mr. Largey's options to purchase Common Stock will continue to vest for a period of 12 months following his separation date and must be exercised within such 12 month period or such options will terminate, (d) Mr. Largey retained title to two life insurance policies in his name and agreed to reimburse the Company $260 for premiums paid by the Company on one such policy and (e) Mr. Largey agreed to reimburse the Company for certain expenses in the amount of $18,733 previously paid directly by the Company. In connection with his separation from the Company, Mr. Samek and the Company entered into a separation agreement, pursuant to which (a) Mr. Samek will receive severance payments in the aggregate amount of $183,000 payable over a 12-month period, (b) the Company will pay that portion of Mr. Samek's medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Samek had been employed by the Company during such period and (c) Mr. Samek's options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate.

 (2) Mr. Largey's salary was reduced in 2001 by $34,800 and he received 80,308 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

 (3) Incentive compensation bonus paid during 2002 for services rendered in 2001, based on the Company's attainment of certain performance targets.

 (4) Life insurance premiums paid by the Company.

 (5) Incentive compensation bonus paid during 2000 for services rendered in 1999.

 (6) Mr. Ross's salary was reduced in 2001 by $18,500 and he received 42,692 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

 (7) Incentive compensation in the form of sales commissions paid in 2001.

 (8) Incentive compensation in the form of sales commissions paid in 2000.

 (9) Incentive compensation in the form of sales commissions paid in 1999.

(10) Relocation costs of $20,016; auto allowance of $6,600.

(11) Mr. Samek joined the Company in December 1999.

(12) Mr. Samek's salary was reduced in 2001 by $17,000 and he received 39,231 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(13) Represents vacation paid but not taken. Company policy allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

(14) Represents relocation costs.

(15) Mr. Martel's salary was reduced in 2001 by $13,000 and he received 30,000 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(16) Mr. Reiser's salary was reduced in 2001 by $12,500 and he received 28,846 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

                            GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2001.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                              ---------------------------------------------------      VALUE AT ASSUMED
                                              % OF TOTAL                            ANNUAL RATES OF STOCK
                                               OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                              GRANTED TO    OR BASE                     OPTION TERM(1)
                               OPTIONS       EMPLOYEES IN    PRICE     EXPIRATION   ----------------------
NAME                          GRANTED(#)     FISCAL YEAR    ($)/SH)       DATE        5%($)       10%($)
----                          ----------     ------------   --------   ----------   ---------   ----------
Joseph A. Largey(2).........    80,308(3)        8.6%        $1.625     1/02/11      $82,071     $207,984
Bruce E. Ross...............    42,692(3)        4.6%        $1.625     1/02/11       43,629      110,565
Paul C. Samek(2)............    39,231(3)        4.2%        $1.625     1/02/11       40,092      101,602
Lawrence E. Martel, Jr. ....    30,000(3)        3.2%        $1.625     1/02/11       30,659       77,695
Christopher Reiser,
  Ph.D. ....................    28,846(3)        3.1%        $1.625     1/02/11       29,479       74,706

---------------

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Messrs. Largey and Samek separated from the Company effective May 10, 2002.

(3) Options were granted in lieu of a salary reduction discussed further under the heading "Summary Compensation Table" on page 10. Options vested 25% as of October 2, 2001, and 25% on the second day of each calendar quarter thereafter until July 2, 2002.

         STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held on December 31, 2001 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF               VALUE OF UNEXERCISED
                              SHARES                     UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                             ACQUIRED      VALUE     HELD AT FISCAL YEAR END(#)        FISCAL YEAR END($)
                            ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                            (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Joseph A. Largey(1).......       --           --       879,790        119,842       $414,400       $154,139
Bruce E. Ross.............       --           --       172,688        110,567        166,748        127,247
Paul C. Samek(1)..........       --           --       117,308        141,923         79,685        118,032
Christopher Reiser,
  Ph.D. ..................       --           --       115,476         65,370         64,959         54,395
Lawrence E. Martel,
  Jr. ....................       --           --       251,305         65,625        292,887         65,496

---------------

(1) Messrs. Largey and Samek separated from the Company effective May 10, 2002.

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

     Submitted on February 4, 2002 by the members of the Audit Committee of the Company's Board of Directors.(2)

                                            John G. Schulte, Chair
                                            Cornelius C. Bond, Jr.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(2) Mr. Lent served on the Audit Committee throughout 2001, however, Mr. Lent is not a signatory to the Audit Committee Report because he resigned from the Board and the Audit Committee in January 2002, prior to the date the Audit Committee Report was prepared and submitted to the Board of Directors. Mr. Lent was reappointed to the Board on May 10, 2002 and has since been reappointed to the Audit Committee.

          FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)

     The fees paid to KPMG LLP, the Company's independent auditor, during the 2001 fiscal year are as follows:

                                                              FEES PAID
                                                              ---------
Audit Fees(2)...............................................   $70,200
Financial Information Systems Design and Implementation
  Fees......................................................   $    --
All Other Fees(3)...........................................   $56,266

---------------

(1) The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence.

(2) Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements related to the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(3) Consists primarily of fees associated with the preparation of the Company's tax returns.

                        COMPENSATION COMMITTEE REPORT(1)

     Decisions with regard to the compensation of SPNC's executive officers, including the Named Executive Officers, are generally made by a Compensation Committee of the Board. Each member of the Committee is a non-employee director. Decisions about awards under certain of SPNC's stock-based compensation plans are made by the Committee and typically reported to the Board. All other decisions by the Committee relating to compensation of SPNC's executive officers are reviewed by the Board. Generally, the Committee meets in February following the end of a particular fiscal year to consider bonus compensation and to consider prospective salary adjustments. In addition, the Committee meets on an as-needed basis throughout the year.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC's performance, recognize individual initiative and achievements, and assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

     In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401(k), that are available generally to SPNC's employees.

BASE SALARY

     Base salary levels for SPNC's executive officers are set generally at or slightly below the market level in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considers salaries and bonuses in determining the competitiveness of the total compensation package.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee reviews and approves all bonus payments made to SPNC's executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 2001, the bonus targets for executive officers were based on meeting performance objectives for revenue, gross margin, operating income and cash flow. Bonuses ranging from 20% to 54% of base salaries were awarded to executive officers for the year ended December 31, 2001.

LONG-TERM INCENTIVE COMPENSATION

     SPNC provides long-term incentive compensation through its stock option plan. The exercise price of each option grant is equal to the fair market value of the Company's Common Stock on the date of grant. The number of shares covered by any grant is generally determined by the position, the executive officer's salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER(2)

     The Board established Mr. Largey's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers of comparable public companies and other companies in SPNC's industry. Mr. Largey's compensation package includes base salary, participation in the annual bonus incentive program, and stock option grants subject to approval by the Compensation Committee.

     Effective February 2000, Mr. Largey's annual base salary was adjusted to $290,000. Mr. Largey is eligible for bonus compensation up to 65% of his base salary based on the attainment of performance targets for revenue, gross margin, net income and cash flow. Mr. Largey received a bonus of 54% of his base salary for 2001. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months' severance compensation.

CERTAIN TAX CONSIDERATIONS

     During 1995 the Internal Revenue Code of 1986, as amended, was amended to include a provision that denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the Chief Executive Officer and the corporation's other four most highly compensated officers as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation payable pursuant to written binding agreements entered into before February 18, 1993, and compensation that constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is SPNC's policy to qualify compensation paid to its top executives in a manner consistent with SPNC's compensation policies for deductibility under this law in order to maximize SPNC's income tax deductions.

                                            Cornelius C. Bond, Jr.
                                            Marvin L. Woodall(3)
---------------

(2) The information set forth in this section of the Company's Compensation Committee Report relates to compensation paid to Mr. Largey, the Company's former President and Chief Executive Officer, in 2001. Since the time that the Compensation Committee Report was approved by the Compensation Committee, Mr. Largey has separated from the Company. The Company has retained the executive recruiting firm of Heidrick & Struggles to assist in recruiting a chief executive officer. Emile Geisenheimer, the Chairman of the Board of Directors, is acting Chief Executive Officer until a permanent chief executive officer is retained. Mr. Geisenheimer will receive no additional compensation during his tenure as acting Chief Executive Officer. See "Director Compensation." For a discussion of Mr. Largey's separation agreement, see "THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP."

(3) Mr. Woodall retired from the Board on May 9, 2002. Mr. Fletcher has been appointed to the Compensation Committee to fill the vacancy left by Mr. Woodall's retirement.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Largey, the Company's former President and Chief Executive Officer, separated from the Company effective May 10, 2002. For a discussion of Mr. Largey's separation agreement, see "THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP."

     Mr. Samek, the Company's former Vice President, Finance and Chief Financial Officer, separated from the Company effective May 10, 2002. For a discussion of Mr. Samek's separation agreement, see "THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP."

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on SPNC Common Stock for the period from December 31, 1996, to December 31, 2001, with the cumulative total return on the NASDAQ Composite Index, and a sub-index of the NASDAQ Composite Index entitled "NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks" (NASDAQ Medical) (assuming the investment of $100 in SPNC Common Stock, the NASDAQ Composite Index and the NASDAQ Medical on December 31, 1996, and reinvestment of all dividends). The stock price performance shown on the graph below is not indicative of future price performance.

                              (Performance Graph)

--------------------------------------------------------------------------------------------------
                       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
--------------------------------------------------------------------------------------------------
 SPNC                    100.00        74.63        67.19        92.54        31.34        85.49
 NASDAQ Medical          100.00       114.10       127.03       153.85       158.72       174.38
 NASDAQ Composite        100.00       122.48       172.68       320.83       192.98       153.12

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, Messrs. Bond, Lent and Woodall were members of the Compensation Committee. No executive officer of the Company served in 2001 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2001 on the Board or as a member of the Company's Compensation Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers ("NASD"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a), except that Form 5s relating to stock option grants during 2001 to Mr. Bond, Mr. Geisenheimer and Mr. Lent were filed late.

                 THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP

     The Company entered into an Agreement of Compromise and Settlement, dated as of June 6, 2002 (the "Settlement Agreement"), by and among the Company, on the one hand, and Steven Sweet, Joseph Largey, Paul Samek, Lawrence McKinley, acting solely in his individual capacity, and Sharon Sweet, on the other hand. Emile J. Geisenheimer is a party to the Settlement Agreement solely in his individual capacity with respect to the release executed in connection with the Settlement Agreement and causing the dismissal of the lawsuit filed against the Sweet Group in the Court of Chancery of the State of Delaware. Stockholders are urged to carefully review the Settlement Agreement, including the exhibits thereto, which is filed as an exhibit to this Proxy Statement and incorporated by reference herein.

     Pursuant to the Settlement Agreement, the Board adopted an advance notice bylaw, which provides that a stockholder must give timely notice in writing to the Secretary of the Company of any nominations or other business to be properly brought before an annual meeting. A copy of the Amendment to By-laws of the Company was filed as an exhibit to the Company's Form 8-K filed with the SEC on June 7, 2002. The Company announced the date of the Annual Meeting on June 7, 2002, thereby triggering the advance notice bylaw that requires any stockholder nominations for the Annual Meeting to be submitted within ten days of such public announcement. In order to assure no further expenditure of funds on a proxy contest, the effectiveness of the Settlement Agreement was conditioned on the absence of any additional nominations of director candidates in connection with the Annual Meeting. No stockholder nominations were received by the expiration of the advance notice period and thus the Settlement Agreement became effective on June 17, 2002 (the "Effective Date").

     The terms of the Settlement Agreement include the following:

     - The withdrawal by the Sweet Group of its director nominees as well as the other matters it proposed for the Annual Meeting and the agreement of the Sweet Group to vote for the election of Messrs. Geisenheimer and Schulte to the Board of Directors.

     - The appointment of two new directors to the Board who are unaffiliated with, and independent of, any of the Company's current directors and the Sweet Group. One new unaffiliated director will serve a term of two years and one new unaffiliated director will serve a term of one year, each subject to re-election in accordance with the Company's By-laws, as amended. The new directors will replace Mr. Largey and another current member of the Board. Mr. Largey resigned as of the Effective Date and the other director will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, was retained by the Company to assist in identifying the new directors. Each new director will be subject to the approval in good faith of the Board and Mr. Sweet (and no other party), which approval shall not be unreasonably withheld.

     - The retention by the Company of a nationally recognized consultant to recommend a program for equity incentives, including stock options, for non-employee directors. The Company agreed to submit a program recommended by the independent consultant to a vote of the stockholders at the Annual

       Meeting. A new program for equity incentives for non-employee directors recommended by Buck Consultants, the consultant retained by the Company for this purpose, is described in Proposal 4 under the heading "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS." The Sweet Group agreed to vote in favor of the program at the Annual Meeting based on the recommendation of the independent consultant.

     - Settlement of all claims between the Company and Messrs. Largey and Samek and Ms. Sweet:

        - Mr. Largey executed a letter of resignation, resigning from the Board as of the Effective Date. In addition, Mr. Largey and the Company entered into a separation agreement, pursuant to which Mr. Largey will receive severance payments in the aggregate amount of $290,000 payable over a 12-month period and the Company will pay that portion of his medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Largey had been employed by the Company during such period. Mr. Largey's options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate. Mr. Largey retained title to two life insurance policies in his name and agreed to reimburse the Company $260 for premiums paid by the Company on one such policy. Mr. Largey also reimbursed the Company for certain expenses in the amount of $18,733 previously paid directly by the Company.

        - Mr. Samek and the Company entered into a separation agreement, pursuant to which Mr. Samek will receive severance payments in the aggregate amount of $183,000 payable over a 12-month period and the Company will pay that portion of his medical and dental insurance for up to 12 months following his separation date equal to the amount the Company would have paid for medical and dental insurance if Mr. Samek had been employed by the Company during such period. Mr. Samek's options to purchase Common Stock will continue to vest for a period of 12 months following his separation date, and must be exercised within such 12 month period or such options will terminate.

        - Ms. Sweet executed a resignation letter, resigning as Vice President, Corporate Relations as of the Effective Date. In addition, Ms. Sweet and the Company entered into a separation agreement pursuant to which Ms. Sweet will receive severance payments in the aggregate amount of $57,440 payable over a six-month period and the Company will pay that portion of her medical and dental insurance for up to six months following her separation date equal to the amount the Company would have paid for medical and dental insurance if Ms. Sweet had been employed by the Company during such period. Ms. Sweet's options to purchase Common Stock will continue to vest for a period of six months following the effective date, and must be exercised within 12 months of the Effective Date.

     - The members of the Sweet Group agreed not to take any of the following actions for a period of four years following the execution of the Settlement Agreement:

        - acquire beneficial ownership of, encourage another person to acquire, or advise another person with respect to the acquisition of, additional shares of Common Stock;

        - solicit, encourage another person to solicit, advise another person with respect to the solicitation of, or become a participant in or otherwise engage in any solicitation of proxies or consents related to securities of SPNC;

        - advise or seek to advise any person with respect to the voting of any SPNC securities;

        - submit, encourage another person to submit, advise or assist another person with respect to the submission of, or otherwise participate, endorse or facilitate any nomination or proposals to SPNC or the holders of SPNC securities for consideration at any annual meeting of holders of SPNC securities or by written consent of holders of SPNC securities;

        - take any action to request a special meeting of the holders of SPNC securities;

        - engage in, or offer, agree or propose to engage in, any acquisition of the Company or substantially all of its assets, or arrange or participate in the financing for any similar transaction;

        - act to seek representation on the Board of Directors of the Company, to seek the removal of any members of, or a change in the composition or size of the Board, or to generally acquire control of SPNC or any of its securities; or

        - publicly disclose any intent, purpose, plan or proposal with respect to the Company, the Board, its management, policies or affairs or any of its securities or assets, or take any action that could require the Company to make any public announcement of any such intent, purpose, plan or proposal.

     - All litigation between the Company and the Sweet Group was dismissed with prejudice.

     - The Company reimbursed Mr. Sweet for up to $100,000 of his legal and other expenses in connection with the Sweet Group's proxy campaign (including costs related to the Settlement Agreement), and also reimbursed Ms. Sweet for up to $5,000 of her legal expenses in connection with her resignation from the Company.

     The foregoing summary of the terms of the Settlement Agreement, and the exhibits thereto, is qualified in its entirety by reference to the Settlement Agreement, including the exhibits thereto, which is filed as an exhibit to this Proxy Statement and incorporated by reference herein.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The size of the Board of Directors is currently set at seven (7) members. The terms of Emile J. Geisenheimer and John G. Schulte expire at this meeting. The Board of Directors recommends that each of Messrs. Geisenheimer and Schulte be re-elected to the Board of Directors for a three-year term which will expire at the Company's Annual Meeting in 2005, or when his successor is duly elected and qualified.

     The Company's nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominees are not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each nominee is set forth in the section entitled "BUSINESS EXPERIENCE OF DIRECTORS."

VOTE AND RECOMMENDATION

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the two nominees named above as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EMILE J. GEISENHEIMER AND JOHN G. SCHULTE AS DIRECTORS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     Action is to be taken by the stockholders at the Annual Meeting with respect to the ratification of the selection by the Company's Board of Directors, upon recommendation of the Audit Committee, of KPMG LLP to be the independent auditors of the Company for the fiscal year ending December 31, 2002. KPMG LLP has served as the Company's independent auditors since January 1985. KPMG LLP does not have, and has not had at any time, any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director or associate of the Company, has any interest in KPMG LLP. The ratification of the independent auditors of the Company for fiscal year 2002 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

     A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

                  AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN
                        REGARDING INDIVIDUAL AWARD LIMIT
                                (PROPOSAL NO. 3)

     The 1997 Equity Participation Plan of The Spectranetics Corporation (as amended, the "Plan") was adopted by the Board of Directors on April 14, 1997, and approved by the stockholders of the Company on June 9, 1997. The Plan has subsequently been amended by the Company on three occasions. On March 22, 2002, the Board unanimously adopted, subject to stockholder approval, the fourth amendment to the Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

SUMMARY OF PROPOSED CHANGE

     As amended, the Plan will provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000. The principal purpose of the amendment is to enable the Company to issue awards under the Plan which constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As more fully discussed below, awards that so qualify will not be subject to the limitations on tax deductibility imposed by Section 162(m) of the Code ("Section 162(m)").

     The principal features of the Plan, taking into account the proposed change described in the previous paragraph, are summarized below. The summary is not intended to be complete and reference should be made to the Plan for a complete statement of its terms and provisions.

GENERAL

     The principal purposes of the Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through granting of options, stock appreciation rights ("SARs") and restricted stock (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success and inducing them to remain in the Company's employ. In addition to Awards made to officers, employees and consultants, the Plan permits the granting of options to the Company's non-employee directors ("Director Options"). Under the Plan as currently in effect, Director Options are granted pursuant to a formula, as described in further detail below.

     HOWEVER, IT IS IMPORTANT TO NOTE THAT ON MAY 10, 2002, THE BOARD OF DIRECTORS AGREED TO DISCONTINUE THE GRANT OF DIRECTOR OPTIONS FROM THAT DATE UNTIL AND UNLESS A NEW PROGRAM RELATING TO EQUITY INCENTIVES FOR NON-EMPLOYEE DIRECTORS IS SUBMITTED TO, AND APPROVED BY, THE STOCKHOLDERS OF THE COMPANY. IN CONNECTION WITH THE COMPANY'S SETTLEMENT WITH THE SWEET GROUP, THE COMPANY RETAINED BUCK CONSULTANTS TO RECOMMEND A PROGRAM FOR EQUITY INCENTIVES, INCLUDING STOCK OPTIONS, FOR NON-EMPLOYEE DIRECTORS. PROPOSAL 4 -- "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS" DESCRIBES A PROGRAM FOR EQUITY INCENTIVES FOR NON-EMPLOYEE DIRECTORS THAT WAS RECOMMENDED BY BUCK CONSULTANTS. IF APPROVED BY THE COMPANY'S STOCKHOLDERS, THE NEW PROGRAM WOULD REVISE PROVISIONS OF THE PLAN DESCRIBED BELOW RELATING TO THE GRANTING OF DIRECTOR OPTIONS. IF THE NEW PROGRAM IS NOT APPROVED BY THE COMPANY'S STOCKHOLDERS, THE BOARD OF DIRECTORS WILL CONSIDER ITS ALTERNATIVES WITH RESPECT TO OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. WE

URGE YOU TO REVIEW THE INFORMATION DESCRIBED UNDER THE HEADING "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS" FOR A DESCRIPTION OF THE PROPOSED AMENDMENT RELATING TO EQUITY INCENTIVES FOR NON-EMPLOYEE DIRECTORS.

     The Plan provides that no more than 6,000,000 shares of Common Stock of the Company are authorized for issuance upon exercise of options and SARs or upon vesting of restricted stock awards under the Plan. The maximum number of shares which may be subject to awards granted under the Plan to any individual in any calendar year will not exceed 1,500,000 (the "Award Limit"). To the extent required by Section 162(m), shares subject to options which are canceled continue to be counted against the Award Limit. The shares available under the Plan upon exercise of options and SARs and for issuance as restricted stock may be either previously authorized but unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The Plan authorizes appropriate adjustments (including acceleration of vesting in some instances and adjustments to the number and kind of shares subject to the Plan and to outstanding grants thereunder) in the event of certain corporate transactions, a change in control of the Company or a recapitalization such as a stock split or stock dividend. If any portion of an option, SAR or other award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other award, will continue to be available for issuance under the Plan.

AWARDS UNDER THE PLAN TO DATE

     The following table sets forth certain information with respect to Awards pursuant to the Plan during 2001 to the following groups:

                          OPTION GRANT INFORMATION(1)

                                                                           POTENTIAL REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL RATES
                                                                           OF STOCK PRICE APPRECIATION
                                                                               FOR OPTION TERM(2)
                                                         OPTIONS GRANTED   ---------------------------
NAME OF GROUP                                               (SHARES)         5% ($)          10%($)
-------------                                            ---------------   -----------     -----------
All current executive officers as a group(3)(4)........      233,807        $309,455        $784,217
All current non-employee directors as a group(5).......      225,384        $354,853        $899,268
All current employees (other than current executive
  officers) as a group.................................      250,596        $308,167        $780,960

---------------

(1) Information regarding each Named Executive Officer is set forth in this Proxy Statement under "EXECUTIVE COMPENSATION." Future option grants or other grants to officers, key employees and consultants under the Plan are made at the discretion of the Compensation Committee and are currently not determinable. Director Options are granted to the Company's non-employee directors pursuant to the formula set forth in the Plan, as described below. However, on May 10, 2002, the Board agreed that no further stock options would be granted to non-employee directors until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, stockholders of the Company. As a result, if Proposal
    4 -- Amendment to 1997 Equity Participation Plan to Revise Certain Non-Employee Director Equity Incentive Provisions -- is approved by the Company's stockholders at the Annual Meeting, the current provisions of the Plan relating to Director Options will be revised as described under the heading "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS." If Proposal 4 is not approved by the Company's stockholders at the Annual Meeting, the Board will consider its alternatives with respect to option grants to non-employee directors.

(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(3) Amount includes 108,807 stock options issued in lieu of salary reductions totaling $47,150. The stock options were issued on January 2, 2001 at the then fair market value of the Company's Common Stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(4) Does not include any stock options issued to Messrs. Largey or Samek, each of whom separated from the Company effective May 10, 2002.

(5) Includes 55,384 stock options issued in lieu of directors' fees totaling $24,000. The stock options were issued on January 2, 2001 at the then fair market value of the Company's Common Stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

     The closing price of the Common Stock on June 24, 2002 was $2.20 per share.

ADMINISTRATION

     The Compensation Committee of the Board or another committee thereof (the "Committee") administers the Plan with respect to grants to employees or consultants of the Company and the full Board administers the Plan with respect to Director Options. The Committee will consist solely of two or more members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and an "outside director" for the purposes of Section 162(m). In its absolute discretion, the Board may at any time exercise any rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) are required to be determined in the sole discretion of the Committee. Further, pursuant to an amendment to the Plan in August 1997, the Committee is permitted to delegate to the President or certain other executive officers of the Company certain powers relating to the granting of stock options, except with respect to matters which under Rule 16b-3 or Section 162(m) are required to be determined in the sole discretion of the Committee. Subject to the terms and conditions of the Plan, the Board or the Committee (or an executive officer in certain circumstances) has the authority to select from among the eligible employees and consultants the individuals to whom Awards are to be made and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Committee and the Board are also authorized to adopt, amend and rescind rules relating to the administration of the Plan.

ELIGIBILITY

     Options, SARs and restricted stock under the Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Board or Committee for participation in the Plan. Approximately 145 officers and other employees are eligible to participate in the Plan. The Plan provides that non-employee directors of the Company will be granted Director Options in accordance with the Plan.

AWARDS UNDER THE PLAN

     The Plan provides that the Board or the Committee, as applicable, may grant or issue stock options, SARs and restricted stock, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     Nonqualified Stock Options ("NQSOs") provide for the right to purchase Common Stock at a specified price which, except with respect to Director Options and NQSOs intended to qualify as performance-based compensation under Section 162(m), may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Board or Committee) in one or more installments after the grant date, subject to the participant's continued employment, consultancy or directorship with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Board or Committee. NQSOs may be granted for any term specified by the Board or Committee.

     Director Options* are NQSOs granted by the Board to non-employee directors of the Company. Under the formula currently contained in the Plan, each person who becomes a non-employee director on or after the date of the Plan shall be granted on the date of his election or appointment as director an option to purchase 75,000 shares of Common Stock. Each non-employee director who has (i) received a grant pursuant to the Plan or pursuant to the Company's Stock Option Plan For Outside Directors (adopted by the Board on April 9, 1995) and (ii) served at least three years as a non-employee director shall be granted on the third anniversary of the date of such grant, and each third anniversary thereafter (so long as he is a non-employee director at the close of business on such date), an option to purchase an additional 75,000 shares of Common Stock. The exercise price of Director Options shall equal 100% of fair market value of a share of Common Stock on the grant date. Options granted to non-employee directors shall become exercisable on the following schedule: beginning on the first anniversary of the date of grant, up to 33% of the shares covered by the option; beginning on the second anniversary of the date of grant, up to 66% of such shares; and beginning on the third anniversary of the date of grant, and thereafter until the earlier of expiration of the option's term or termination of the option in accordance with the Plan, up to 100% of such shares. The options will vest earlier upon the death or disability of such non-employee director, upon an unsuccessful attempt by such non-employee director to win re-election to the Board after nomination for election at the recommendation of the Board or upon the occurrence of certain corporate transactions or events involving a change in control of the Company, as more specifically provided in the Plan. If a non-employee director ceases to be a director of the Company for any reason other than death, disability, retirement from the Board or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have one year in which to exercise those options which have vested as of their termination as a director. If a non-employee director retires from the Board, he or she will have three years in which to exercise those options which have vested as of his or her retirement as a director. If a non-employee director ceases to be a director of the Company for reason of death, disability or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have three years to exercise 100% of the options previously granted to him or her under the Plan. In addition, the Plan provides that the Board may grant options to purchase additional shares of Common Stock to non-employee directors ("Director Fee Options") in lieu of all or any portion of any director fees to which the non-employee may be entitled, in such amounts and upon such terms as the Board determines, subject to the terms and conditions of the Plan.

     Incentive Stock Options ("ISOs"), if granted, will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may be granted to employees only, must expire within a specified period of time following the optionee's termination of employment, and must have a term of not more than ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire not later than the fifth anniversary of the date of its grant.

     Restricted Stock may be sold to employees or consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Board or Committee. Typically, restricted stock may be repurchased by the Company at the original purchase price if the conditions or restrictions have not

---------------

* If Proposal 4 -- Amendment to 1997 Equity Participation Plan to Revise Certain Non-Employee Director Equity Incentive Provisions -- is approved by the Company's stockholders at the Annual Meeting, the formula grant provisions of the Plan described in this paragraph will be revised as described under the heading "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS."

lapsed. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Board or Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board or Committee in the SAR agreements. The Board or Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

PAYMENT FOR SHARES

     The exercise or purchase price for all options, SARs and restricted stock together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Board or the Committee, be paid in whole or in part in Common Stock owned by the optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased or the withholding thereon. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award.

AMENDMENT AND TERMINATION

     Amendments to the Plan to increase the number of shares of Common Stock as to which options, SARs and restricted stock may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects, the Plan can be amended, modified, suspended or terminated by the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No options or other awards under the Plan may be granted or awarded after June 9, 2007.

MISCELLANEOUS PROVISIONS

     The Plan specifies that the Company may make loans to Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

     In consideration of the receipt of an option, SAR or restricted stock, the employee or consultant must agree in the written agreement embodying such award to remain an employee or consultant of the Company or a subsidiary of the Company for at least one year after the option is granted. Nothing in the Plan or in any award agreement will confer upon any grantee any right to continue as an employee or consultant of the Company.

     The dates on which Awards under the Plan first become exercisable and on which they expire will be set forth in individual options or other agreements setting forth the terms of the Awards. Such agreements generally will provide that Awards (other than Director Options) expire upon termination of the optionee's status as an employee or consultant, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

     No Award granted under the Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any Award, the Award may be exercised only by the holder.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or SAR granted under the Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     General Federal Tax Consequences. The tax consequences of the Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

     Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Plan will generally not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares purchased at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee for alternative minimum tax purposes. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

     Restricted Stock. An employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) within 30 days after the issuance of the restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

     Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "qualified performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares which may be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

     For awards granted under the Plan following the amendment, the Company generally intends the Plan to be in compliance with the requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the Plan, so that the deductibility of compensation paid to certain executives thereunder is not expected to be disallowed.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance as of December 31, 2001:

                                                                               NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE
                               NUMBER OF SECURITIES                            FOR FUTURE ISSUANCE
                                   TO BE ISSUED         WEIGHTED-AVERAGE           UNDER EQUITY
                                 UPON EXERCISE OF      EXERCISE PRICE OF        COMPENSATION PLANS
                               OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
PLAN CATEGORY                  WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                  --------------------   --------------------   ------------------------
Equity compensation plans
  approved by security
  holders....................       4,396,325                $3.02                  2,169,335
Equity compensation plans not
  approved by security
  holders(1).................         675,000                $3.51                          0
                                    ---------                                       ---------
  Total......................       5,071,325                                       2,169,335

---------------

(1) Consists of options to purchase 575,000 shares issued to Mr. Largey on March 3, 1997 and options to purchase 100,000 shares issued to Mr. Geisenheimer on April 17, 1996.

     Adoption of Proposal 3 requires the affirmative vote of the majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN REGARDING INDIVIDUAL AWARD LIMIT.

         AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN
               NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS
                                (PROPOSAL NO. 4)

     The 1997 Equity Participation Plan of The Spectranetics Corporation (the "Plan") provides that the Company grant Director Options, as defined above in Proposal 3, to each non-employee director of the Company. On June 20, 2002, the Board of Directors adopted, subject to stockholder approval, the fifth amendment to the Plan to reduce the number of options granted to non-employee directors, based on the recommendation of Buck Consultants.

DIRECTOR OPTION GRANTS UNDER THE PLAN PRIOR TO MAY 10, 2002

     Under the Plan as in effect on and prior to May 10, 2002, non-employee directors received grants of stock options automatically pursuant to a formula contained in the Plan, which provides that:

     - each person who becomes a non-employee director on or after the date of the Plan is granted on the date of his or her election or appointment to the Board of Directors an option to purchase 75,000 shares of Common Stock; and

     - each non-employee director who (i) received a grant pursuant to the Plan or the Company's 1995 Stock Option Plan For Outside Directors and (ii) served at least three years as a non-employee director is granted on the third anniversary of the date of the original grant, and on each third anniversary thereafter (so long as he or she remains a non-employee director at the close of business on such date), an option to purchase an additional 75,000 shares of Common Stock.

     Terms of Director Options. Director Options (a) must have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date, (b) become exercisable in cumulative annual installments of 33%, 33% and 34%, respectively, on each of the first, second and third anniversaries of the date of grant, subject to the director's continued service as a director, and (c) vest earlier upon the death or disability of such non-employee director, upon an unsuccessful attempt by such non-employee director to win re-election to the Board after nomination for election at the recommendation of the Board or upon the occurrence of certain corporate transactions or events involving a change in control of the Company, as more specifically provided in the Plan. If a non-employee director ceases to be a director of the Company for any reason other than death, disability, retirement from the Board or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, the Plan provides that he or she has one year in which to exercise those options which have vested as of his or her termination as a director. If a non-employee director retires from the Board, he or she has three years in which to exercise those options which have vested as of his or her retirement as a director. If a non-employee director ceases to be a director of the Company for reason of death, disability or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she has three years to exercise 100% of the options previously granted to him or her under the Plan. In addition, the Plan provides that the Board may grant Director Fee Options, as defined above in Proposal 3, in lieu of all or any portion of any director fees to which the non-employee may be entitled, in such amounts and upon such terms as the Board determines, subject to the terms and conditions of the Plan.

BOARD ACTION ON MAY 10, 2002

     On May 10, 2002, the Board of Directors took action to discontinue the grant of Director Options under the Plan from that date until and unless a new program relating to equity incentives for non-employee directors is submitted to, and approved by, the stockholders of the Company.

     In connection with the Company's settlement with the Sweet Group, the Company retained Buck Consultants to recommend a program for equity incentives for non-employee directors. Based on its review of the Plan and the equity compensation paid to non-employee directors by other medical technology companies as well as companies in general industry of similar size, Buck Consultants recommended a new program for equity incentive compensation for non-employee directors of the Company. The Board considered the recommendation of Buck Consultants on June 20, 2002 and approved a fifth amendment to the Plan (the "Director Option Amendment") that, if approved by the Company's stockholders at the Annual Meeting, will implement a revised program for equity incentive compensation for non-employee directors of the Company as recommended by Buck Consultants. In connection with its services, Buck Consultants will be paid a fee of $1,500 by the Company.

AMENDMENT TO THE PLAN TO RESTATE NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE
PROVISIONS

     If approved by a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting, the Director Option Amendment, which is described below, would be effective as of June 20, 2002. If the Director Option Amendment is not approved by stockholders, the Board will consider its alternatives with respect to option grants to non-employee directors. The Board of Directors recommends the approval by the stockholders of the Director Option Amendment.

     Summary of the Director Option Amendment. The Director Option Amendment provides that Director Options will continue to be granted automatically pursuant to a formula set forth in the Plan. The Director Option Amendment provides that the formula currently contained in the Plan will be replaced in its entirety by a new formula, which provides that:

     - each person who becomes a non-employee director on or after the date on which the Company's stockholders approve the Director Option Amendment is granted on the date of his or her election or appointment to the Board of Directors an option to purchase 45,000 shares of Common Stock;

     - each person who becomes a non-employee director on or after May 10, 2002 but before the date on which the Company's stockholders approve the Director Option Amendment is granted on the date of such stockholder approval an option to purchase 45,000 shares of Common Stock;

     - each non-employee director who, but for the Board's action on May 10, 2002, would have been entitled to receive an option grant under the Plan on or after May 10, 2002 but before the date on which the Company's stockholders approve the Director Option Amendment is granted on the date of such stockholder approval an option to purchase 45,000 shares of Common Stock; and

     - each non-employee director is granted on each third anniversary of his or her prior option grants under the Plan or his or her option grant described above, as applicable (so long as he or she remains a non-employee director at the close of business on such date), an option to purchase 45,000 shares of Common Stock, the equivalent of option grants of 15,000 shares per year granted every three years.

     Except for the changes to the number of options to be granted to non-employee directors, the terms of Director Options granted under the Plan (as described above) will remain the same.

SUMMARY OF THE PLAN

     For a summary of the provisions of the Plan, see Proposal 3 -- "AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN REGARDING INDIVIDUAL AWARD LIMIT" above. It is important to note that the description of the Plan contained in Proposal 3 assumes the approval of Proposal 3 by the stockholders at the Annual Meeting. If Proposal 3 is not approved at the Annual Meeting, the amendment to the Plan establishing the individual award limit described in Proposal 3 will not be implemented. Similarly, if Proposal 4 is not approved at the Annual Meeting, the amendment to the Plan described in Proposal 4 will not be implemented and, as stated above, the Board will consider its alternatives with respect to option grants to non-employee directors.

     Proposal 3 and Proposal 4 are separate matters to be voted on by stockholders, and each requires the affirmative vote of the majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, stockholders are not required to vote in the same manner with respect to these proposals.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN TO REVISE CERTAIN NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PROVISIONS.

               NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

     As permitted by the SEC's proxy rules, the Company will deliver only one annual report and one proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company's Acting Chief Executive Officer at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company's Acting Chief Executive Officer as referenced above. THE COMPANY WILL, UPON WRITTEN OR ORAL REQUEST, PROMPTLY DELIVER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC. YOU MAY MAKE SUCH REQUEST BY CONTACTING THE COMPANY'S ACTING CHIEF EXECUTIVE OFFICER AT 96 TALAMINE COURT, COLORADO SPRINGS, COLORADO 80907, TELEPHONE (719) 633-8333. THE COMPANY WILL ALSO DELIVER TO ANY STOCKHOLDER, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE SETTLEMENT AGREEMENT.

                                 OTHER MATTERS

     The Company will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies by telephone, letter, facsimile, in person or by other appropriate means. Following the mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The Company will pay all costs related to the preparation of the Proxy Statement, including legal fees, printer costs and mailing costs.

     The Company knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

                    DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

     Under the applicable rules of the SEC, a stockholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2003 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 15, 2003. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2003 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company's By-laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in the Company's proxy statement) must notify the Secretary of the Company thereof in writing no earlier than 90 days prior to the meeting and no later than the later of 60 days prior to the meeting date or 10 days following the public announcement of the meeting date by the Company. Such notice must set forth certain information specified in the Company's By-laws, as amended.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            -s- EMILE J. GEISENHEIMER
                                            Emile J. Geisenheimer
                                            Chairman of the Board

Dated           , 2002

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

     THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD SUPERSEDE IN THEIR ENTIRETY THE PROXY STATEMENT AND PROXY CARD MAILED TO THE COMPANY'S STOCKHOLDERS ON OR ABOUT APRIL 29, 2002. AS A RESULT, EVEN IF YOU PREVIOUSLY SUBMITTED A PROXY CARD, IN ORDER FOR YOUR VOTE TO COUNT AT THE ANNUAL MEETING OF STOCKHOLDERS, YOU WILL NEED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                                      EXHIBIT TO PROXY STATEMENT


                     AGREEMENT OF COMPROMISE AND SETTLEMENT

                  This AGREEMENT OF COMPROMISE AND SETTLEMENT dated June 6, 2002 (this "Settlement Agreement") is entered into by and among The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), on the one hand, and Steven Sweet ("Mr. Sweet"), Joseph Largey ("Largey"), Paul Samek ("Samek"), Lawrence McKinley, acting solely in his individual capacity ("McKinley"), and Sharon Sweet ("Ms. Sweet") (collectively, the "Sweet 13D Group"), on the other hand. Emile J. Geisenheimer ("Geisenheimer") is a Party to this Settlement Agreement solely in his individual capacity with respect to the Mutual Release pursuant to Section 3(a) below and the dismissal of the State Action pursuant to Section 4 below.

                                  DEFINED TERMS

                  As used in this Settlement Agreement, the following terms shall have the following meanings:

                  "2002 Annual Meeting" means the annual meeting of the stockholders of Spectranetics to be held in 2002 at which the election of two Directors shall be considered.

                  "Actions" means (1) The Spectranetics Corp., et al. v. Largey, et al., Case No. 19620 pending in the Court of Chancery of the State of Delaware (the "State Action") and (2) The Spectranetics Corp. v. Largey, et al., Case No. 02-452, pending in the United States District Court for the District of Delaware (the "Federal Action").

                  "Board" means the Board of Directors of Spectranetics.

                  "Board Nominees" means Emile Geisenheimer and John Schulte, or any other Board Nominees selected by the Company.

                  "Common Stock" means the common stock, par value $.001 per share, of Spectranetics.

                  "Director" means a member of the Board.

                  "Effective Date" means the close of business on the date that is ten (10) calendar days after the day on which the Company first publicly announces the rescheduled date of the 2002 Annual Meeting pursuant to Section 1(c) of this Settlement Agreement and following adoption of the change to the Company's bylaws pursuant to Section 1(b) of this Settlement Agreement, but only if no nominee(s) for election to the Board at the 2002 Annual Meeting other than the Board Nominees have been nominated and none of Largey, Samek or Ms. Sweet has exercised his or her right to revoke the Separation Agreement executed pursuant to Section 3(b), (c) or (d) below. In the event any Person other than the Board Nominees is nominated for election to the Board at the 2002 Annual Meeting on or before such date, or a revocation of any Separation Agreement occurs, the Effective Date shall not occur.

                  "Execution Date" means the date on which this Settlement Agreement has been executed by all Parties, June 6, 2002.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Insurgent Campaign" means the plans, preparations and efforts of the Sweet 13D Group to solicit proxies to elect a slate of directors or pass any stockholder proposal at the 2002 Annual Meeting.

                  "Interim Period" means the ten (10) calendar day period after the Company gives notice of the rescheduled date of the 2002 Annual Meeting pursuant to Section 1(c) of this Settlement Agreement.

                  "New Unaffiliated Directors" means two Directors who, prior to their election as Directors, have no material business, personal, familial or other relationship with any Party or any Party's Affiliates.

                  "Parties" means Spectranetics, Geisenheimer and each member of the Sweet 13D Group. Spectranetics, Geisenheimer and each member of the Sweet 13D Group shall for purposes of this Settlement Agreement be deemed to be, in his, her or its individual capacity, a Party.

                  "Person" means any individual, corporation, association, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity or organization or group.

                  "Proposals" means the stockholder proposals described in the Proxy Materials.

                  "Proxy Materials" means the materials filed by Mr. Sweet and/or the Sweet 13D Group with the SEC on or about April 26, 2002, April 29, 2002, May 3, 2002, May 7, 2002, May 8, 2002, May 13, 2002, May 15, 2002, May 16,
2002, May 20, 2002, May 21, 2002, and/or May 29, 2002.

                  "Schedule 13D" means the Statement on Schedule 13D, as amended, filed by members of the Sweet 13D Group with the SEC on or about May 13, 2002 and May 16, 2002.

                  "SEC" means the Securities and Exchange Commission.

                  "Settlement Agreement" means this Settlement Agreement and Exhibits A-J attached hereto.

                  "Spectranetics Securities" means any securities issued by Spectranetics or any of its direct or indirect subsidiaries, including the Common Stock and any other debt or equity securities of Spectranetics or any of its direct or indirect subsidiaries that are outstanding as of the Execution Date or may hereafter be issued, and options or warrants to purchase the Common Stock or such other debt or equity securities.

                  Additional Terms - The terms "Participant," "Proxy" and "Solicitation" shall be used as defined in Regulation 14A under the Exchange Act (whether or not the pertinent securities are subject to Regulation 14A). The terms "Beneficial Ownership" and "Group" shall be used as defined in Regulation 13D-G under the Exchange Act. The terms "Affiliate" and "Associate" shall be used as defined in Rule 12b-2 under the Exchange Act.


                                    RECITALS

                  A. WHEREAS, the Sweet 13D Group has previously filed preliminary Proxy Materials in the Insurgent Campaign; and

                  B. WHEREAS, Spectranetics has terminated Largey and Samek as officers of Spectranetics; and

                  C. WHEREAS, Spectranetics and Geisenheimer have commenced the State Action against Largey and Samek; and

                  D. WHEREAS, Spectranetics has commenced the Federal Action against the Sweet 13D Group; and

                  E. WHEREAS, the Parties have determined that it would be in their best interests to resolve their disputes on the terms and conditions set forth in this Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:

        1. Actions Upon The Execution Date.

           a) Press Release. Upon the Execution Date, Spectranetics and the Sweet 13D Group shall issue the joint press release that is attached hereto as Exhibit A to this Settlement Agreement (with no further modifications or amendments thereto). During the Interim Period, no Party or any of its respective Affiliates, attorneys, Associates or representatives shall issue any other press release, statement, or other public comment that is inconsistent with, or is otherwise contrary to, any statement in such press release, or that relates to any of the other Parties or this Settlement Agreement and shall make no press release, statement or other public comment relating to the other Parties or the Settlement Agreement that is not required by law. In addition, following the Effective Date, no Party or any of its respective Affiliates, attorneys, Associates or representatives shall issue any press release, statement or other public comment that is inconsistent, or otherwise contrary to, this Settlement Agreement. As used in this Settlement Agreement, "public comment" shall include any content appearing on a web site located at www.sweetproxy.com or on any other web site. The Sweet 13D Group agrees that, following the Effective Date, it will shut down its present web site and no Party which is a member of the Sweet 13D Group will establish any web site relating in whole or in part to Spectranetics.

           b) Advance Notice Bylaw. Within one (1) business day of the Execution Date, the Board will adopt an advance notice amendment to the bylaws of the Company in the form of Exhibit B to this Settlement Agreement. Largey agrees to waive notice of the Board meeting at which the bylaw amendment will be considered.

           c) Notice of 2002 Annual Meeting. Within one (1) business day of the Execution Date, the Company will make a public announcement that the 2002 Annual Meeting will take place on a date certain that will trigger the proviso to the second sentence of Section 1.3(A)(2) of the bylaw amendment adopted pursuant to
Section 1(b) of this Settlement Agreement, and will require any stockholder nominations of Director candidates for the 2002 Annual Meeting to be submitted within ten (10) days of such public announcement. The Company reserves the right to further postpone or adjourn the 2002 Annual Meeting.

           d) Temporary Standstill. During the Interim Period, no Party shall take any action with respect to the Actions, the Insurgent Campaign, the Proposals, or any other matter related to the voting at the 2002 Annual Meeting, including, but not limited to, filing any proxy materials or Schedules 13D with the SEC, provided, however, that the following communications may be made by the Parties (the "Permitted Communications"): filings with the SEC that are (1) required to disclose or implement this Settlement Agreement, (2) responsive to comments, inquiries or requests made by the SEC concerning the items described in subsection (1), or (3) necessary, in the sole discretion of the Sweet 13D Group, to effect the withdrawal of members from the Sweet 13D Group. Additionally, Spectranetics will notify the Sweet 13D Group if any Person makes or proposes to make any proposal for stockholder consideration or nominations of Director candidates in connection with the 2002 Annual Meeting during the Interim Period. If such proposal(s) or nomination(s) are made, Spectranetics has the right to request that one or more members of the Sweet 13D Group cooperate with Spectranetics to dissuade that insurgent stockholder from pursuing those nomination(s) or proposal(s). Any discussions between any member of the Sweet 13D Group and an insurgent stockholder that occur as a result of a request by Spectranetics shall also be Permitted Communications.

        2. Non-Occurrence of the Effective Date. In the event the Effective Date does not occur, this Settlement Agreement shall immediately terminate and become null and void; each Party shall have the same rights, obligations and claims that it had prior to the Execution Date; and the negotiation and content of this Settlement Agreement shall not be offered or considered as evidence in any legal proceeding between or among the Parties; provided, however, that each Party shall be responsible for any breach of this Settlement Agreement occurring prior to such termination.

        3. Actions Triggered By The Effective Date. Upon execution of this Settlement Agreement, the following documents shall be executed; provided, however, that no such document shall be effective unless or until the Effective Date occurs:

           a) Mutual Releases. The Parties shall execute the mutual release in the form of Exhibit C of this Settlement Agreement;

           b) Largey Employment. Largey shall execute the resignation letter attached to this Settlement Agreement as Exhibit D resigning from the Board, and Largey and the Company shall execute the Largey Separation Agreement in the form of Exhibit E of this Settlement Agreement;

           c) Samek Employment. Samek and the Company shall execute the Samek Separation Agreement that is attached hereto as Exhibit F of this Settlement Agreement; and

           d) Ms. Sweet Employment. Ms. Sweet shall execute the resignation letter attached to this Settlement Agreement as Exhibit G, and Ms. Sweet and the Company shall execute the Sweet Separation Agreement in the form of Exhibit H of this Settlement Agreement.

        4. Dismissal. Upon the Effective Date, Geisenheimer and the Company shall cause their counsel to execute and file Notices of Voluntary Dismissal, dismissing with prejudice all of the claims set forth in both of the Actions, as to all Parties to the Actions. Such dismissals shall be in the forms attached hereto as Exhibit I and Exhibit J (the "Notice of Voluntary of Dismissal"). Counsel to the Company and Geisenheimer shall file the Notices of Voluntary Dismissal with the United States District Court for the District of Delaware (for the Federal Action) and the Court of Chancery of the State of Delaware (for the State Action) on the Effective Date. The Parties shall take such further action, if any, as may be necessary to obtain the prompt dismissal with prejudice of the Actions.

        5. Cessation of Insurgent Campaign. On the Effective Date, the Sweet 13D Group shall withdraw all of its nominations for election of any Director and all other Proposals for adoption at the 2002 Annual Meeting. Pursuant to Section 9 below, no member of the Sweet 13D Group will make any further proposals for adoption at the 2002 Annual Meeting. After the Effective Date and within two (2) business days of the Company's written request, each member of the Sweet 13D Group shall grant to the Company or its designee(s) an irrevocable proxy to vote in its discretion all Common Stock beneficially owned by such member at the 2002 Annual Meeting.

        6. Payment of Expenses.

           a) Mr. Sweet's Fees. Within five (5) days after the Execution Date, Mr. Sweet shall provide Spectranetics with documentation establishing the costs of his legal and other expenses in connection with the Insurgent Campaign (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). On the Effective Date, Spectranetics will reimburse Mr. Sweet for those expenses, in a single lump sum cash payment, up to a maximum of one hundred thousand dollars ($100,000.00).

           b) Ms. Sweet's Fees. Within five (5) days after the Execution Date, Ms. Sweet shall provide Spectranetics with documentation establishing the costs of her legal expenses in connection with her resignation from the Company and matters that are the subject of this Settlement Agreement (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). On the Effective Date, Spectranetics will reimburse Ms. Sweet for those expenses, in a single lump sum cash payment, up to a maximum of five thousand dollars ($5,000.00).

           c) Other Fees and Expenses. Except as otherwise specified herein, each Party shall bear its own costs and attorney's fees incurred in connection with the Insurgent Campaign and the Action (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). Nothing contained in this Settlement Agreement shall be deemed to alter, affect or release any claims by any Party against their insurers.

        7. New Unaffiliated Directors. Following the Effective Date, two positions on the Board shall be filled by New Unaffiliated Directors. One New Unaffiliated Director shall serve a term of two years and one New Unaffiliated Director shall serve a term of one year, each subject to reelection in accordance with the Company's bylaws, as amended. The Company shall engage Heidrick & Struggles to conduct a search for, and review the qualifications and independence of, the New Unaffiliated Directors. The Company will request that Heidrick & Struggles provide a list of potential New Unaffiliated Directors to the Company and Mr. Sweet on or before June 30, 2002, and the Parties shall use their respective commercially reasonable efforts to select New Unaffiliated Directors as soon as practicable thereafter. Each New Unaffiliated Director shall be subject to the approval in good faith of the Board and Mr. Sweet (and no other Party), which approval shall not be unreasonably withheld. One of the existing Directors of the Company (in addition to Mr. Largey) shall retire as a Director immediately prior to replacement with a New Unaffiliated Director.

        8. Outside Director Equity Incentive Program. Within ten (10) business days of the Effective Date, the Company will retain a nationally recognized consultant of its choice to recommend a program for equity incentives for outside Directors. The Company will submit a program based on such recommendations for a vote of the stockholders at the 2002 Annual Meeting. The Sweet 13D Group will vote in favor of such program based on the recommendations of such outside consultant.

        9. Standstill. Between the Execution Date and the fourth anniversary of the Execution Date, except as expressly authorized by Section 1 above during the Interim Period, each member of the Sweet 13D Group (including McKinley solely in his individual capacity but excluding the obligations of subsection (a)(ii) and
(a) (iii) below), agrees that it and its respective Affiliates shall not, without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion, directly or indirectly, alone or in concert with any other Person:

           a) (i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any Spectranetics Securities (or any direct or indirect rights, options or warrants for any Spectranetics Securities, except as may be employed through hedging or similar risk management strategies), other than the Spectranetics Securities that such Person Beneficially Owns as of the date hereof as referenced in Section 12(c) of this Settlement Agreement, provided, however, that McKinley may acquire additional common stock on the open market to the extent that his total Beneficial Ownership does not exceed 300,000 shares of Common Stock; (ii) encourage any Person to acquire, or (iii) advise any Person with respect to the acquisition or proposed acquisition of, Spectranetics Securities other than attempts to dispose of such aforementioned Spectranetics Securities that such Person Beneficially Owns as of the date hereof; provided, however, that this Section (a) shall not apply to acquisitions resulting from (x) the exercise of the vested options held by Largey, Samek or Sweet; or (y) stock splits, reverse stock splits or other reclassifications affecting all outstanding Spectranetics Securities (or any class(es) thereof) or stock dividends or other pro rata distributions by Spectranetics or its direct or indirect subsidiaries to all holders of Spectranetics Securities (or any class(es) thereof) or from exercise of any rights so distributed;

           b) solicit, encourage any other Person to solicit, advise any Person with respect to the Solicitation of, or in any other way participate in, endorse or facilitate any Solicitation of, Proxies or consents with respect to any Spectranetics Securities, or become a Participant, or otherwise engage in any Solicitation of Proxies or consents (A) with respect to any matter submitted or to be submitted to the vote of the holders of any Spectranetics Securities at any annual or special meeting or by written consent, including, without limitation, with respect to the election of Directors of Spectranetics in opposition to the nominees recommended by the Board or otherwise for the purpose of influencing or acquiring control of the management of Spectranetics, or (B) for the purpose of calling a special meeting of Spectranetics' stockholders or the holders of any Spectranetics Securities;

           c) advise or seek to advise any Person with respect to the voting of any Spectranetics Securities;

           d) submit, encourage any other Person to submit, advise or assist any Person with respect to the submission of, or otherwise participate in, or endorse, or facilitate any nominations or proposals to Spectranetics or to the holders of Spectranetics Securities for consideration by the holders of any Spectranetics Securities at any annual or special meeting of such holders or in any action to be taken by written consent pursuant to Spectranetics' charter or bylaws, Rule 14a-3 under the Exchange Act, the provisions of any document governing the terms of any such Spectranetics Securities or governing the rights of the holders thereof, or otherwise;

           e) otherwise take any action to request a special meeting of the holders of any Spectranetics Securities;

           f) request, or take any action to obtain or retain, any list of holders of Common Stock;

           g) deposit any Spectranetics Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement of similar effect or otherwise join or form a partnership, limited partnership, limited liability company, syndicate or other Group (except insofar as a Group consisting solely of the members of the Sweet 13D Group shall be deemed to exist at the Execution
Date) for the purpose of acquiring, holding, voting or disposing of any Spectranetics Securities, or for the purpose of circumventing or avoiding any of the provisions of this Settlement Agreement, encourage, advise or assist any Person to do any of the foregoing;

           h) engage in, or offer, agree or propose to engage in, any acquisition of the Company or substantially all of its assets (other than to participate therein as a stockholder on terms generally available to all of Spectranetics' stockholders); or arrange, or in any way participate, directly or indirectly, in any financing for any such transaction or for the purchase by any person of any Spectranetics Securities or any assets of Spectranetics;

           i) otherwise act (x) to seek representation on the Board, (y) to seek the removal of any members of, or a change in the composition or size of, the Board, or (z) to acquire control of Spectranetics or any of its securities or assets, provided, however, that this subsection (z) shall not apply to acquisitions resulting from (i) the exercise of the vested options held by Largey, Samek or Ms. Sweet; or (ii) stock splits, reverse stock splits or other reclassifications affecting all outstanding Spectranetics Securities (or any class(es) thereof) or stock dividends or other pro rata distributions by Spectranetics or its direct or indirect subsidiaries to all holders of Spectranetics Securities (or any class(es) thereof) or from exercise of any rights so distributed;

            j) publicly disclose any intent, purpose, plan or proposal with respect to the Company, its Board, management, policies, or affairs or any of its securities or assets, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan or proposal; or

            k) assist, advise, encourage, facilitate or enter into any agreement or arrangement to assist or advise, any other Person in taking any action referenced in any of Sections 9(a) through (j) above.

        10. Non-Disparagement.

            a) From and after the Execution Date, no member of the Sweet 13D Group shall disparage, criticize, or make any negative statements regarding Spectranetics, the Board, its policies, or any member thereof.

            b) From and after the Execution Date, Spectranetics and its Affiliates shall not disparage, criticize or make any negative statements regarding the Sweet 13D Group, any member of the Sweet 13D Group, its (or any of its members') Affiliates or any family member of a Sweet 13D Group member (together, the "13D Group Protected Persons").

        11. No Admission of Liability or Wrongdoing. This Settlement Agreement and any proceedings taken hereunder are not and shall not in any way be construed as or deemed to be evidence of any admission or concession on the part of any Party of (i) the merits or lack of merits of any claim asserted in the Actions, (ii) the merits or lack of merits in any contention in the Schedule 13D or the Proxy Materials; or (iii) any liability or wrongdoing whatsoever, which liability and wrongdoing are hereby expressly denied and disclaimed by each of the Parties.

        12. Representations and Warranties of the Sweet 13D Group. Each member of the Sweet 13D Group, severally and not jointly, represents and warrants to Spectranetics and Geisenheimer as follows:

            a) Such member of the Sweet 13D Group has the requisite legal power and authority to execute, deliver and carry out this Settlement Agreement, and has taken all necessary legal action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

            b) This Settlement Agreement has been duly and validly authorized, executed and delivered by such member of the Sweet 13D Group, and constitutes a valid and binding obligation, enforceable against such Party in accordance with its terms.

            c) Neither such member of the Sweet 13D Group nor any of its Affiliates Beneficially Owns, or has any direct, indirect or contingent pecuniary interest in, any Spectranetics Securities other than as disclosed in the Schedule 13D.

            d) Neither such member of the Sweet 13D Group nor any of its Affiliates (to the best of such member's knowledge) is a member of any Group with respect to Spectranetics Securities and there are no other persons who are part of such a Group with it or any of its Affiliates (to the best of such member's knowledge), except as disclosed in the Schedule 13D.

        13. Representations and Warranties of Geisenheimer. Geisenheimer represents and warrants to each of the members of the Sweet 13D Group as follows:

            a) Geisenheimer has the requisite legal power and authority to dismiss the claims asserted by him in the State Action.

            b) Geisenheimer is authorized to grant the Release in the form attached hereto as Exhibit C.

            c) The obligations imposed on Geisenheimer by Sections 3(a) and 4 of this Settlement Agreement constitute his valid and binding obligations, enforceable in accordance with those terms.

        14. Representations and Warranties of Spectranetics. Spectranetics represents and warrants to each member of the Sweet 13D Group as follows:

            a) Spectranetics is duly organized and validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute, deliver and carry out this Settlement Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

            b) This Settlement Agreement has been duly and validly authorized, executed and delivered by Spectranetics and constitutes a valid and binding obligation, enforceable against Spectranetics in accordance with its terms.

            c) Spectranetics is authorized to execute and deliver this Settlement Agreement and the provisions of this Settlement Agreement shall be a valid and binding obligation, enforceable against Spectranetics in accordance with its terms.

        15. No Duress, etc. The Parties agree that this Settlement Agreement is entered into without duress, in good faith and for sufficient consideration, and that it is fair, just and reasonable to all Parties.

        16. Full Knowledge; Independent Advice, etc. This Settlement Agreement is entered into with full knowledge of any and all rights which the Parties may have by reason of the pending litigation. All Parties have received or have had made available to them all financial and other information they or their counsel considered necessary to an informed judgment concerning the Settlement Agreement. Each Party has received independent legal advice, has conducted such investigation as its counsel thought appropriate, and has consulted with such other independent advisors as each of them and their counsel deemed appropriate, regarding the Actions, this Settlement Agreement and their rights and asserted rights in connection therewith. None of the Parties is relying upon any representations or statements made by any other Party, or such other Party's employees, agents, representatives or attorneys, regarding this Settlement Agreement or its preparation except to the extent such representations are expressly set forth herein.

        17. Miscellaneous.

            a) McKinley Individual Capacity. This Settlement Agreement shall apply to McKinley individually, and nothing contained herein shall prohibit McKinley from performing his duties to his current or future clients and his current or future employer in his capacity as a securities broker.

            b) Reasonable Efforts. All Parties hereto agree to exercise all reasonable efforts and to take all reasonable steps necessary to effectuate the settlement set forth in this Settlement Agreement.

            c) Successors. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any Party hereto may merge, combine or consolidate (provided that the Party is the survivor in such merger, combination or consolidation).

            d) Governing Law. This Settlement Agreement and all disputes arising out of or relating to it shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

            e) Amendments. Any provision in this Settlement Agreement may be amended or waived by an instrument in writing signed by Spectranetics and each member of the Sweet 13D Group, and any such amendment or waiver shall be binding on all Parties. No amendment to or waiver of any other provision hereof shall be effective as against any Party unless such Party agrees to such amendment or waiver in writing. Notwithstanding the foregoing, any amendment or waiver of provisions relating solely to an extension of the Interim Period may be effected upon approval by Spectranetics, Mr. Sweet and Mr. Largey.

            f) Authority. Each person executing this Settlement Agreement represents that he or it has read and fully understands this Settlement Agreement and that he or it has the authority to execute this Settlement Agreement in his individual capacity or in the capacity identified on the signature page below.

            g) Notices. Any notice or communication required or permitted to be given to any Party pursuant to this Settlement Agreement shall be delivered by hand, transmitted by telecopier or sent by registered or certified mail to the address(es) set forth below, or to such other address as any Party shall designate by notice in compliance with this Section. Any notice sent in accordance with this Section shall be deemed received one day after transmission if telecopied (and a confirmation obtained) or delivered by hand, and five business days after deposit if mailed.

Notice to Spectranetics:            The Spectranetics Corporation
                                    Attn: Emile Geisenheimer
                                    96 Talamine Ct.
                                    Colorado Springs, CO 80907-5186

With a copy to:                     Latham & Watkins
                                    Attn:  Christopher Kaufman, Esq.
                                    135 Commonwealth Drive
                                    Menlo Park, CA 94025
                                    Telecopy: (650) 463-2600

Notice to Joseph Largey:            Joseph A. Largey
                                    4865 Longwood Point
                                    Colorado Springs, CO 80906

With a copy to:                     Brownstein, Hyatt & Farber
                                    Attn: John Ruppert, Esq.
                                    410 Seventeenth Street, Suite 2200
                                    Denver, CO 80202
                                    Telecopy: (303) 223-1111

Notice to Paul Samek:               Paul Samek
                                    235 Stonebeck Lane
                                    Colorado Springs, CO 80906

With a copy to:                     Brownstein, Hyatt & Farber
                                    Attn: John Ruppert, Esq.
                                    410 Seventeenth Street, Suite 2200
                                    Denver, CO 80202
                                    Telecopy: (303) 223-1111

Notice to Steven Sweet:             Steven W. Sweet
                                    c/o Fireplace Center
                                    10470 Metcalf
                                    Overland Park, KS 66212

With a copy to:                     Faegre & Benson LLP
                                    Attn: Douglas Wright, Esq.
                                    370 Seventeenth Street, Suite 2500
                                    Republic Plaza, 25th Floor
                                    Denver, CO 80202
                                    Telecopy:  (303) 820-0600

Notice to Sharon Sweet:            Sharon L. Sweet
                                   1980 Quadrangle Court
                                   Colorado Springs, CO 80918

With a copy to:                    Brega & Winters
                                   Attn: Loren Mall, Esq.
                                   1700 Lincoln Street, Suite 2222
                                   Denver, CO 80203
                                   Telecopy:  (303) 861-9109

Notice to Lawrence McKinley:       RBC Dain Rauscher
                                   Attn: Lawrence McKinley
                                   1011 Walnut Street, Suite 200
                                   Boulder, CO 80312
                                   Telecopy:  (303) 443-4483

            h) Specific Performance and Jurisdiction. Each of the Parties acknowledges and agrees that irreparable harm would occur if any provision of this Settlement Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of money damages. Accordingly, the Parties hereto agree that any non-breaching party shall be entitled to an injunction to prevent breaches of this Settlement Agreement and to enforce specifically the terms and provisions hereof. More specifically, each of the Parties hereto hereby agrees that any action or proceeding arising out of or relating to this Settlement Agreement shall be commenced in any State or Federal Court having subject matter jurisdiction in the State of Delaware, and each Party consents to the personal jurisdiction of and venue in Delaware and agrees further that service of process or notice in any such action or proceeding shall be effective if given in the manner set forth in Section 17(g) of this Settlement Agreement.

            i) Disputes; Attorneys' Fees. If a Party is required to arbitrate or seek judicial enforcement of his, her or its rights under this Settlement Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.

            j) Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signature page shall be deemed an original if it is transmitted to each Party by facsimile and the original is received by the other Parties within two (2) business days of the facsimile transmission.

            k) Severability. If this Settlement Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable against either of Spectranetics or Geisenheimer, such holding shall in no way render the Settlement Agreement invalid, void or unenforceable against the other such party, and if this Settlement Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable against any member of the Sweet 13D Group, such holding shall in no way render the Settlement Agreement invalid, void or unenforceable against any other member of the Sweet 13D Group. Nothing in this Section 17(k) shall be construed as excusing any breach of a representation or warranty made in this Settlement Agreement, and nothing herein shall be deemed a waiver by any Party of any rights or claims arising from any such breach.

            l) Entire Agreement; No Third-Party Beneficiaries; Assignment. This Settlement Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Section shall be void and of no effect.

            m) Rules of Construction. The Parties agree that the following rules shall govern the interpretation and construction of this Agreement:

               i. All Section headings are for convenience only and shall not limit, alter, or otherwise affect the construction or interpretation of this Agreement.

               ii. Whenever the context so requires, the neuter gender shall include the feminine or masculine, and vice versa.

               iii. Any rule of construction disfavoring the drafting Party shall not apply in the construction of any provision of this Agreement.


        IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.


DATED:  June 6, 2002                    JOSEPH LARGEY


                                          /s/ JOSEPH LARGEY
                                        ----------------------------------------

DATED:  June 6, 2002                    PAUL SAMEK


                                           /s/ PAUL SAMEK
                                        ----------------------------------------

DATED:  June 6, 2002                    STEVEN SWEET


                                           /s/ STEVEN SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    SHARON SWEET


                                          /s/ SHARON SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    LAWRENCE MCKINLEY


                                           /s/ LAWRENCE MCKINLEY
                                        ----------------------------------------

DATED:  June 6, 2002                    THE SPECTRANETICS CORPORATION


                                        By   /s/ EMILE GEISENHEIMER
                                           -------------------------------------
                                           Emile Geisenheimer
                                           Acting Chief Executive Officer

DATED:  June 6, 2002                    EMILE GEISENHEIMER


                                         /s/ EMILE GEISENHEIMER
                                        ----------------------------------------

                                                            [SPECTRANETICS LOGO]



NOT FOR IMMEDIATE RELEASE



MEDIA AND INVESTOR CONTACT:
Mike Pascale / Patrick Linehan / 212-371-5999
James Lucas / 213-630-6550 / 719-442-2552
The Abernathy MacGregor Group, Inc.



                 SPECTRANETICS, SWEET GROUP AGREE TO RESOLUTION
                                OF PROXY CONTEST



COLORADO SPRINGS, COLO., JUNE XX, 2002 -- The Spectranetics Corporation (NASDAQ:
SPNC) announced today that it has reached a definitive agreement that is expected to resolve all disputes between Spectranetics and Steven Sweet, Joseph Largey, Paul Samek and certain other Spectranetics stockholders (the Sweet Group). The Sweet Group has agreed to withdraw its Director nominees as well as the other matters it had proposed for the annual meeting of stockholders and has agreed to vote for the election of Emile Geisenheimer and John Schulte, who are current members of Spectranetics' Board of Directors. The resolution will also settle all claims between Spectranetics and Mr. Largey, Mr. Samek and Sharon Sweet, each of whom separated from the Company.

Spectranetics said that it will announce a new date for its Annual Meeting of Stockholders by June 7, 2002. In order to assure no further expenditure of funds on a proxy contest, the effectiveness of the settlement is conditioned on the absence of any additional nominations of director candidates in connection with the Company's 2002 annual meeting of stockholders.

Other terms of the agreement include:

- The nomination of two new Directors who are unaffiliated with, and independent of, any of Spectranetics' current Directors and the Sweet Group. The new Directors will replace Mr. Largey and another current member of Spectranetics' Board. Mr. Largey will resign upon the effective date of the Settlement Agreement and the other Director will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by Spectranetics to assist in identifying the new Directors.

- The hiring of a consultant to recommend a program for equity incentives, including stock options, for outside Directors. The recommendations will be submitted to Spectranetics' stockholders for a vote at the annual meeting. The Sweet Group has agreed to vote in favor of the recommendations at the annual meeting.

- An agreement concerning the separation of the employment of Mr. Largey (the former President and Chief Executive Officer) and of Paul Samek (the former Chief Financial




                                  Exhibit A-1

     Officer). In addition, Sharon Sweet (Vice President of Corporate Relations) has tendered her resignation.

- The members of the Sweet Group have accepted customary standstill provisions not to serve or attempt to serve on Spectranetics' Board or influence any matter before the Board.

-    All litigation between the Company and the Sweet Group will be dismissed.


Spectranetics is a medical device Company that develops, manufactures and markets a proprietary excimer laser system and related accessory products that deliver excimer laser energy for use in minimally invasive surgical procedures within the cardiovascular system. The Company's CVX-300(R) excimer laser is the only system approved by the Food and Drug Administration (FDA) for multiple cardiovascular procedures, including coronary atherectomy and the removal of problematic pacemaker and defibrillator leads. The Company is currently conducting two investigational trials designed to obtain FDA approval to market products in the United States for additional applications. The LACI (Laser Angioplasty for Critical Ischemia) trial tests laser atherectomy to improve circulation to the lower leg. The PELA (Peripheral Excimer Laser Angioplasty) trial deals with blockages in arteries in the upper leg. Nearly all of the Company's FDA-approved and investigational applications have received Communautes Europeennes (CE) mark registration for marketing within Europe. Spectranetics received regulatory approval from the Japanese Ministry of Health and Welfare to market its laser and various sizes of its Extreme(R) and Vitesse(R) C coronary catheters in Japan in October of 2001, and is currently pursuing reimbursement approval there.


                                      # # #



Additional Information: The Company has previously mailed its Proxy Statement to stockholders for its 2002 Annual Meeting. The Company will file with the SEC and mail to stockholders a supplement to its Proxy Statement. Additional copies of the proxy materials may be obtained from Mackenzie Partners, Inc., the proxy solicitor for the Company, by telephone at 800-322-2885 or by email at proxy@mackenziepartners.com. Copies may also be obtained from the SEC by accessing the files for the Company at the SEC Web site at www.sec.gov or by writing to the Company at 96 Talamine Court, Colorado Springs, CO 80907,
Attention: acting chief executive officer. The participants in this solicitation on behalf of the Company are: Emile Geisenheimer, Cornelius Bond, Jr., R. John Fletcher, Joseph M. Ruggio and John G. Schulte. Collectively these individuals beneficially own 850,853 shares or approximately 3.6% of the outstanding shares, including options for shares exercisable within 60 days. The Board has agreed that no stock options will be granted to non-employee directors until and unless a plan is submitted to, and approved by, stockholders of the Company. Mr. Geisenheimer will serve as acting CEO for no additional compensation. Other persons may also become participants on behalf of the Company. Such information and additional information on these individuals is more fully described in the Proxy Statement as may be supplemented from time to time.




                                  Exhibit A-2

Section 1.3  Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.3.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or after the date of the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
(iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such




                                  Exhibit B-1
meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

             (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 1.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 1.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.




                                  Exhibit B-2

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 1.3) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

             (2) For purposes of this Section 1.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.3. Nothing in this Section 1.3 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.




                                  Exhibit B-3

                                 MUTUAL RELEASE

                  This Mutual Release (the "Release") is entered into by and among The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company") and Emile Geisenheimer ("Geisenheimer"), on the one hand, and Steven Sweet ("Mr. Sweet"), Joseph Largey ("Largey"), Paul Samek ("Samek"), Lawrence McKinley ("McKinley"), and Sharon Sweet ("Ms. Sweet") (collectively, the "Sweet 13D Group"), on the other hand, with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Release shall only be effective upon the occurrence of the Effective Date as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Release shall have the meanings set forth in the Settlement Agreement. All members of the Board of Directors of Spectranetics shall be deemed to be "Affiliates" of Spectranetics for all purposes of this Release.

                  SWEET 13D GROUP. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, each member of the Sweet 13D Group, on behalf of itself and of all its Affiliates, agents, attorneys, successors and assigns (the "Sweet Releasors"), hereby releases, acquits and forever discharges Spectranetics, together with its respective present and former Affiliates, officers, Directors, employees, agents, attorneys, spouses, children, successors and assigns (collectively, the "Spectranetics Releasees"), of and from any and all claims, contracts, debts, demands, causes of action (whether at law or equity), demands, expenses and damages ("Claims") which such Sweet Releasors may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, including but not limited to any Claims relating to or arising out of the subject matter covered by the Settlement Agreement including but not limited to the employment or termination of employment of any member of the Sweet 13D Group (collectively, the "Sweet 13D Group Released Claims"), excepting only any action, cause of action or suit arising by virtue of the breach of the Settlement Agreement.

                  Each member of the Sweet 13D Group represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Sweet 13D Group Released Claims which they may have against the Spectranetics Releasees, or any of them, and each member of the Sweet 13D Group agrees to indemnify and hold harmless the Spectranetics Releasees, and each of them, from and against any Sweet 13D Group Released Claims, liability, demands, damages, costs, expenses and attorney's fees incurred by the Spectranetics Releasees, or any of them, as a result of any person or entity asserting any such assignment or transfer, or any rights in or to any Sweet 13D Group Released Claims. These indemnification obligations shall not be conditioned upon any payment by any member of the Sweet 13D Group.

                  Each member of the Sweet 13D Group agrees that if any person or entity hereafter commences, joins in or in any manner seeks relief through any suit arising out of, based upon or relating to any of the Sweet 13D Group Released Claims, or in any manner asserts against the Spectranetics Releasees, or any of them, any of the Sweet 13D Group Released Claims, then the Sweet 13D Group, jointly and severally, will pay to the Spectranetics Releasees, and each of




                                  Exhibit C-1
them, in addition to any other damages caused thereby, all reasonable attorney's fees incurred by the Spectranetics Releasees in defending or otherwise responding to said suit or Claim.

                  Each member of the Sweet 13D Group further understands and agrees that the execution of this Release shall not constitute or be construed as an admission of any liability whatsoever on the part of any member of the Sweet 13D Group or any other person or entity.

                  SPECTRANETICS. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Spectranetics, on behalf of itself and all of its Affiliates, successors and assigns (the "Spectranetics Releasors"), hereby releases, acquits and forever discharges the Sweet 13D Group, together with their respective present and former Affiliates, officers, Directors, employees, agents, attorneys, spouses, children, successors and assigns, and individually (collectively, the "Sweet 13D Group Releasees"), of and from any and all claims, contracts, debts, demands, causes of action (whether at law or equity), demands, expenses and damages ("Claims") which any Spectranetics Releasor may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, including but not limited to any Claims relating to or arising out of the Actions or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged, in the Actions or related to or arising out of the subject matter covered by the Settlement Agreement including but not limited to the employment and termination of employment of any member of the Sweet 13D Group (collectively, the "Spectranetics Released Claims"), excepting only any action, cause of action or suit arising by virtue of the breach of the Settlement Agreement.

                  Spectranetics represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Spectranetics Released Claims which they may have against the Spectranetics Releasees, or any of them, and Spectranetics agrees to indemnify and hold harmless the Sweet 13D Group Releasees, and each of them, from and against any Spectranetics Released Claims, liability, demands, damages, costs, expenses and attorney's fees incurred by the Sweet 13D Group Releasees, or any of them, as a result of any person or entity asserting any such assignment or transfer, or any rights in or to any Spectranetics Released Claims. These indemnification obligations shall not be conditioned upon any payment by Spectranetics.

                  Spectranetics agrees that if any person or entity hereafter commences, joins in or in any manner seeks relief through any suit arising out of, based upon or relating to any of the Spectranetics Released Claims, or in any manner asserts against the Sweet 13D Group Releasees, or any of them, any of the Spectranetics Released Claims, then Spectranetics will pay to the Sweet 13D Group Releasees, and each of them, in addition to any other damages caused thereby, all reasonable attorney's fees incurred by the Sweet 13D Group Releasees in defending or otherwise responding to said suit or Claim.

                  Spectranetics further understands and agrees that the execution of this Release shall not constitute or be construed as an admission of any liability whatsoever on the part of Spectranetics or any other person or entity.




                                  Exhibit C-2

                  ADDITIONAL TERMS. With respect to each of the releases set forth above, each person or entity granting or receiving such a release (i) agrees that such releases do not preclude any Party hereto from seeking to enforce any undertaking or promise contained in the Settlement Agreement or from seeking redress for the breach of any representation or warranty contained in the Settlement Agreement; (ii) agrees not to directly or indirectly encourage or pursue with or before any federal, state or other governmental agency, authority or court any claim or complaint against any of the persons or entities released herein, including but not limited to any such claim or complaint relating to matters covered by the Settlement Agreement (other than the enforcement of any undertaking or promise contained herein), the Action, or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged in the Action; and (iii) agrees not to challenge, and shall use its best efforts to cause each of its affiliates, Associates and representatives not to challenge, the validity of any provisions of the Settlement Agreement or this Release.

                  This Release shall apply to McKinley individually, and nothing contained herein shall prohibit McKinley from performing his duties to his current or future clients and his current or future employer in his capacity as a securities broker.

                  Except as may be otherwise required by law, the Sweet 13D Group will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to Spectranetics or its directors. Except as may be otherwise required by law, Spectranetics will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to Spectranetics to which any of the Sweet 13D Group is a party. In the event that any part of the Settlement Agreement is temporarily, preliminarily or permanently enjoined or restrained by a




                                  Exhibit C-3
court of competent jurisdiction, the Parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

                  IN WITNESS WHEREOF, the Parties have executed this Release as of the date first written above.

DATED:  June 6, 2002                    JOSEPH LARGEY

                                        /s/ JOSEPH LARGEY
                                        ----------------------------------------

DATED:  June 6, 2002                    PAUL SAMEK

                                        /s/ PAUL SAMEK
                                        ----------------------------------------

DATED:  June 6, 2002                    STEVEN SWEET

                                        /s/ STEVEN SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    SHARON SWEET

                                        /s/ SHARON SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    LAWRENCE MCKINLEY

                                        /s/ LAWRENCE MCKINLEY
                                        ----------------------------------------

DATED:  June 6, 2002                    THE SPECTRANETICS CORPORATION


                                        By   /s/ EMILE GEISENHEIMER
                                          --------------------------------------
                                           Emile Geisenheimer
                                           Acting Chief Executive Officer

DATED:  June 6, 2002                    EMILE GEISENHEIMER

                                       /s/ EMILE GEISENHEIMER
                                       ----------------------------------------




                                  Exhibit C-4

                                JOSEPH A. LARGEY
                                 [HOME ADDRESS]


                                  June 6, 2002



VIA FACSIMILE
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907-5186
Attn: Emile Geisenheimer


         RE: RESIGNATION FROM THE SPECTRANETICS CORPORATION ("SPECTRANETICS") BOARD OF DIRECTORS (THE "BOARD")


To the Board:

         Reference is hereby made to that certain Agreement of Compromise and Settlement, by and among the Company and Emile Geisenheimer, on the one hand, and Paul Samek, Larry McKinley, Sharon Sweet, Steve Sweet and me, on the other hand, dated as of June 6, 2002 (the "Settlement Agreement"). Capitalized terms used herein have the meanings assigned to them in the Settlement Agreement.

         I hereby resign as a member of the Board effective as of the Effective Date.



                                            Sincerely,

                                            /s/ JOSEPH A. LARGEY

                                            Joseph A. Largey



cc:      John Ruppert, Esq.
         Kit Kaufman, Esq.




                                  Exhibit D-1

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Joseph Largey ("Largey") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Largey's continuing performance of all of his obligations under this Separation Agreement and the Settlement Agreement, Largey will receive the following benefits:

                     1.1. Severance. Largey's separation from the Company as of May 10, 2002 (the "Separation Date") is hereby confirmed. Spectranetics will pay Largey severance equal to $290,000 (the "Severance"). The Severance shall be payable in equal installments over the 12 months following the Separation Date in accordance with the Company's normal payroll practices; provided, however,
(i) no payment will be made until after the Effective Date; (ii) the initial payment after the Effective date will "catch" up for all payments otherwise due Largey from the Separation Date and (iii) all payments of Severance shall be subject to offset by the Premium Repayment and the Reimbursement pursuant to Sections 1.4 and 2 below.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Largey through the earlier of eighteen (18) months after the Separation Date or the date on which Largey commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first twelve (12) months following the Separation Date, or the date Largey commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Largey's medical and dental insurance had he been employed during the Coverage Period. Largey agrees to fund (through periodic deductions from Largey's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Largey acknowledges that he has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Largey may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Largey's benefit following receipt by the Company of a Termination Notice from Largey.




                                  Exhibit E-1

                     1.3. Common Stock. Largey's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Largey's stock option agreements for a period of 12 months from the Separation Date. Largey agrees that such options (including options that vest during the 12 month period following the Separation Date) must be exercised within 12 months from the Separation Date or such options will terminate and will no longer be exercisable.

                     1.4. Insurance Premium Reimbursements. The Parties acknowledge that Largey owns New England Financial term insurance policy no. 28012713 (the "Term Policy") and New England Financial variable life insurance policy no. Z236826 (the "Variable Policy") (collectively, the "Policies"). Following the Effective Date, Largey will retain ownership of the Policies. Largey shall reimburse the Company for $260 (the "Premium Repayment") which the Parties agree to be the prorated annual premium amount on the Term Policy from the Separation Date to June 4, 2002, which the Company paid on Largey's behalf prior to the Separation Date. The Premium Repayment shall be funded by deductions from the initial payments of Severance pursuant to Section 1.1. Largey shall change the billing address on the Policies from the Company's address. The Company agrees to cooperate fully with Largey in effecting such change and any other notifications required (by the terms of the Policies) to be made to the insurance companies concerning the ownership of the Policies. The Company shall not be responsible for any further premiums due on the Policies. Largey represents and warrants that all premiums paid on the Variable Policy were paid by with his own funds through deductions from his salary from the Company. Accordingly, the Company agrees that Largey shall remain the named insured on the Policies, and, from and after the Effective Date, the Company shall have no rights, claims, benefits or privileges thereunder.

                     1.5. Except as otherwise provided in Sections 1 and 2 of this Separation Agreement, Largey releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Expense Reimbursements. The Parties acknowledge that the Company has paid directly to American Express all charges on Largey's platinum and gold American Express charge cards ("Charge Cards") for billing periods ended on or before April 30, 2002 (the "Charges"). The Parties agree that Largey will be solely responsible for paying all charges billed on Largey's Charge Cards for the May billing cycle (June bill) and all subsequent billing cycles. Largey agrees to reimburse the Company for $18,733 of the Charges (the "Reimbursement") which the Parties agree to be the total of the Charges which are not reimbursable by the Company, less agreed deductions, including an agreed amount equal to the final salary payment due to Largey as of the Separation Date. Largey's payment of the Reimbursement shall be funded by deductions from the initial payments of Severance pursuant to Section 1.1 above. Largey shall change the billing address on his Charge Cards from the Company's address. Largey shall not submit any further expenses or charges for reimbursement by the Company, and the Company shall have no obligation to reimburse Largey for any further business or entertainment expenses. The Company agrees to assist Largey in reconciling credits on the May 2002 billing cycle (June 2002 bill) with American Express.

                  3. Future Employment. In response to an employment reference request for Largey, the Company agrees that it will instruct its employees and Directors that all inquiries




                                  Exhibit E-2
must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Largey that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Largey, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Largey shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  4. Cooperation With the Company. Largey shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Largey's roles as an officer or director of the Company. Largey shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to his service as President and/or Chief Executive Officer and/or a director of the Company. The Company shall give Largey reasonable advance written notice of any request for his cooperation and/or assistance. The Company shall (a) pay Largey at the rate of $145 per hour for any time Largey devotes to assisting the Company with any matter referred to in this Section 4, but only to the extent such assistance is provided (i) more than twelve (12) months after the Separation Date, or (ii) in excess of 120 hours within twelve
(12) months of the Separation Date; and (b) reimburse Largey for all reasonable out-of-pocket costs and expenses that Largey incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if he is required to travel at the request of the Company).

                  5. Age Discrimination in Employment Act. LARGEY ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, LARGEY IS AWARE OF THE FOLLOWING WITH RESPECT TO HIS RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     5.1. He has been advised he should consult and represents that he has consulted with an attorney before signing this Separation Agreement;

                     5.2. He has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     5.3. He has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  6. Maintaining Confidential Information. Largey acknowledges that all proprietary knowledge and information which Largey acquired in the course of his employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable




                                  Exhibit E-3
property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     6.1. Largey agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Largey further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Largey agrees to return any Confidential Information obtained, developed, or received by him during the course of his employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Largey acknowledges that nothing in this Separation Agreement alters his obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Largey has signed such an agreement, Largey hereby specifically reaffirms all such obligations.

                     6.2. Largey represents that he shall return to the Company within ten (10) business days after the Effective Date:

                          6.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to his access, custody or control, regardless of the sources from which such records were obtained. Additionally, Largey shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          6.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all passwords utilized by Largey with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Largey, or to which Largey had access.

                  7. Nonsolicitation. For a period of 12 months from the Effective Date, Largey shall not (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  8. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Largey all of his personal effects from his office at the Company.

                  9. D&O Insurance. The Parties acknowledge that Largey is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Largey is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Largey or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes




                                  Exhibit E-4
the coverage available to Largey less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  10. May 10th Letter. This Separation Agreement supercedes the letter from the Company to Largey, dated May 10, 2002 regarding termination of Largey's employment.

                  11. Authority. Each person executing this Separation Agreement represents that he or it has read and fully understands this Separation Agreement and that he or it has the authority to execute this Separation Agreement in his individual capacity or in the capacity identified on the signature page below.

                  12. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  13. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  14. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.

                  15. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Largey's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.

                  16. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  17. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.




                                  Exhibit E-5

                  18. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or his rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.



                                  Exhibit E-6

                  19. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.


JOSEPH LARGEY                               THE SPECTRANETICS CORPORATION



/s/ JOSEPH LARGEY                           By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Joseph Largey


DATED:  June 6, 2002                        DATED:  June 6, 2002





                                  Exhibit E-7

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Paul Samek ("Samek") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Samek's continuing performance of all of his obligations under this Separation Agreement and the Settlement Agreement, Samek will receive the following benefits:

                     1.1. Severance. Samek's separation from the Company as of May 10, 2002 (the "Separation Date") is hereby confirmed. Spectranetics will pay Samek severance equal to $183,000 (the "Severance"). The Severance shall be payable in equal installments over the 12 months following the Separation Date in accordance with the Company's normal payroll practices; provided, however,
(i) no payment will be made until after the Effective Date and (ii) the initial payment after the Effective date will "catch" up for all payments otherwise due Samek from the Separation Date.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Samek through the earlier of eighteen (18) months after the Separation Date or the date on which Samek commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first twelve (12) months following the Separation Date, or the date Samek commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Samek's medical and dental insurance had he been employed during the Coverage Period. Samek agrees to fund (through periodic deductions from Samek's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Samek acknowledges that he has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Samek may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Samek's benefit following receipt by the Company of a Termination Notice from Samek.




                                  Exhibit F-1

                     1.3. Common Stock. Samek's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Samek's stock option agreements for a period of 12 months from the Separation Date. Samek agrees that such options (including options that vest during the 12 month period following the Separation Date) must be exercised within 12 months from the Separation Date or such options will terminate and will no longer be exercisable.

                     1.4. Final Paycheck. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) Samek shall be entitled to retain and cash his final paycheck, dated May 10, 2002 (check number 6155) in the net amount of $6,489.62 and (b) Company shall take no steps or actions to stop payment on such check.

                     1.5. Except as otherwise provided in Section 1 of this Separation Agreement, Samek releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Future Employment. In response to an employment reference request for Samek, the Company agrees that it will instruct its employees and Directors that all inquiries must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Samek that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Samek, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Samek shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  3. Cooperation With the Company. Samek shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Samek's roles as an officer or director of the Company. Samek shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to his service as Vice President of Finance and/or Chief Financial Officer of the Company. The Company shall give Samek reasonable advance written notice of any request for his cooperation and/or assistance. The Company shall (a) pay Samek at the rate of $89 per hour for any time Samek devotes to assisting the Company with any matter referred to in this Section 3, but only to the extent such assistance is provided (i) more than twelve (12) months after the Separation Date, or (ii) in excess of 120 hours within twelve
(12) months of the Separation Date; and (b) reimburse Samek for all reasonable out-of-pocket costs and expenses that Samek incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if he is required to travel at the request of the Company).

                  4. Age Discrimination in Employment Act. SAMEK ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, SAMEK IS AWARE OF THE FOLLOWING WITH RESPECT TO HIS RELEASE




                                  Exhibit F-2

OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     4.1. He has been advised he should consult and represents that he has consulted with an attorney before signing this Separation Agreement;

                     4.2. He has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     4.3. He has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  5. Maintaining Confidential Information. Samek acknowledges that all proprietary knowledge and information which Samek acquired in the course of his employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     5.1. Samek agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Samek further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Samek agrees to return any Confidential Information obtained, developed, or received by him during the course of his employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Samek acknowledges that nothing in this Separation Agreement alters his obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Samek has signed such an agreement, Samek hereby specifically reaffirms all such obligations.

                     5.2. Samek represents that he shall return to the Company within ten (10) business days after the Effective Date:

                          5.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to his access, custody or control, regardless of the sources from which such records were obtained. Additionally, Samek shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          5.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all




                                  Exhibit F-3
passwords utilized by Samek with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Samek, or to which Samek had access.

                  6. Nonsolicitation. For a period of 12 months from the Effective Date, Samek shall not (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  7. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Samek all of his personal effects from his office at the Company.

                  8. D&O Insurance. The Parties acknowledge that Samek is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Samek is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Samek or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes the coverage available to Samek less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  9. May 10th Letters. This Separation Agreement supercedes the two letters from the Company to Samek, both dated May 10, 2002 regarding termination of Samek's employment and enclosing his final paycheck for all amounts due from the Company to Samek for services rendered through May 10, 2002.

                  10. Authority. Each person executing this Separation Agreement represents that he or it has read and fully understands this Separation Agreement and that he or it has the authority to execute this Separation Agreement in his individual capacity or in the capacity identified on the signature page below.

                  11. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  12. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  13. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.




                                  Exhibit F-4

                  14. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Samek's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.

                  15. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  16. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.

                  17. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or his rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.





                                  Exhibit F-5

                  18. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.



PAUL SAMEK                                  THE SPECTRANETICS CORPORATION



/s/ PAUL SAMEK                              By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Paul Samek


DATED:  June 6, 2002                        DATED:  June 6, 2002





                                  Exhibit F-6

                                 SHARON L. SWEET
                                 [HOME ADDRESS]


                                  June 6, 2002



VIA FACSIMILE

Emile Geisenheimer
Acting Chief Executive Officer
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907-5186


         RE:    RESIGNATION FROM THE SPECTRANETICS CORPORATION ("SPECTRANETICS")


Mr. Geisenheimer:

         Reference is hereby made to that certain Agreement of Compromise and Settlement, by and among the Company and Emile Geisenheimer, on the one hand, and Paul Samek, Larry McKinley, Sharon Sweet, Steve Sweet and me, on the other hand, dated as of June 6, 2002 (the "Settlement Agreement"). Capitalized terms used herein have the meanings assigned to them in the Settlement Agreement.

         I hereby resign my position as Vice President, Corporate Relations, effective as of the Effective Date.



                                            Sincerely,

                                            /s/ SHARON L. SWEET

                                            Sharon L. Sweet



cc:      Loren L. Mall, Esq.









                                  Exhibit G-1

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Sharon Sweet ("Sweet") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Sweet's continuing performance of all of her obligations under this Separation Agreement and the Settlement Agreement, Sweet will receive the following benefits:

                     1.1. Severance. Sweet's separation from the Company as of the Execution Date is hereby confirmed. The Parties agree that Spectranetics will pay Sweet her salary in accordance with the Company's normal payroll practices through the Effective Date. Following the Effective Date, Spectranetics will pay Sweet severance equal to $57,440 (the "Severance"). The Severance shall be payable in equal installments over the six (6) months following the Effective Date in accordance with the Company's normal payroll practices.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Sweet through the earlier of eighteen (18) months after the Effective Date or the date on which Sweet commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first six (6) months following the Effective Date, or the date Sweet commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Sweet's medical and dental insurance had she been employed during the Coverage Period. Sweet agrees to fund (through periodic deductions from Sweet's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Sweet acknowledges that she has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Sweet may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Sweet's benefit following receipt by the Company of a Termination Notice from Sweet.

                     1.3. Common Stock. Sweet's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Sweet's stock option




                                  Exhibit H-1
agreements for a period of 6 months from the Effective Date. Sweet agrees that such options (including options that vest during the 6 month period following the Effective Date) must be exercised within 12 months from the Effective Date or such options will terminate and will no longer be exercisable.

                     1.4. Except as otherwise provided in Section 1 of this Separation Agreement, Sweet releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Future Employment. In response to an employment reference request for Sweet, the Company agrees that it will instruct its employees and Directors that all inquiries must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Sweet that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Sweet, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Sweet shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  3. Cooperation With the Company. Sweet shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Sweet's roles as an officer or director of the Company. Sweet shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to her service as Vice President of Corporate Relations of the Company. The Company shall give Sweet reasonable advance written notice of any request for her cooperation and/or assistance. The Company shall (a) pay Sweet at the rate of $100 per hour for any time Sweet devotes to assisting the Company with any matter referred to in this Section 3, but only to the extent such assistance is provided (i) more than six (6) months after the Effective Date, or (ii) in excess of 60 hours within six (6) months of the Effective Date; and (b) reimburse Sweet for all reasonable out-of-pocket costs and expenses that Sweet incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if she is required to travel at the request of the Company).

                  4. Age Discrimination in Employment Act. SWEET ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, SWEET IS AWARE OF THE FOLLOWING WITH RESPECT TO HER RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     4.1. She has been advised she should consult and represents that she has consulted with an attorney before signing this Separation Agreement;




                                  Exhibit H-2

                     4.2. She has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     4.3. She has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  5. Maintaining Confidential Information. Sweet acknowledges that all proprietary knowledge and information which Sweet acquired in the course of her employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     5.1. Sweet agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Sweet further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Sweet agrees to return any Confidential Information obtained, developed, or received by her during the course of her employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Sweet acknowledges that nothing in this Separation Agreement alters her obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Sweet has signed such an agreement, Sweet hereby specifically reaffirms all such obligations.

                     5.2. Sweet represents that she shall return to the Company within ten (10) business days after the Effective Date:

                          5.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to her access, custody or control, regardless of the sources from which such records were obtained. Additionally, Sweet shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          5.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all passwords utilized by Sweet with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Sweet, or to which Sweet had access.

                  6. Nonsolicitation. For a period of 12 months from the Effective Date, Sweet shall not (i) solicit, encourage, or take any other action which is intended to induce any other




                                  Exhibit H-3
employee of the Company to terminate her employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  7. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Sweet all of her personal effects from her office at the Company. The Company shall permit Sweet to make arrangements within ten (10) business days after the Effective Date to enter her office at the Company, at a time and date on the weekend or after hours mutually acceptable by the Parties, to retrieve her personal effects. Sweet, or her designated representative, shall be accompanied by a representative of the Company's choice.

                  8. D&O Insurance. The Parties acknowledge that Sweet is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Sweet is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Sweet or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes the coverage available to Sweet less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  9. Authority. Each person executing this Separation Agreement represents that she or it has read and fully understands this Separation Agreement and that she or it has the authority to execute this Separation Agreement in her individual capacity or in the capacity identified on the signature page below.

                  10. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  11. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  12. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.

                  13. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Sweet's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.




                                  Exhibit H-4

                  14. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  15. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.

                  16. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or her rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.




                                  Exhibit H-5

                  17. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.


SHARON SWEET                                THE SPECTRANETICS CORPORATION



/s/ SHARON SWEET                            By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Sharon Sweet


DATED:  June 6, 2002                        DATED:  June 6, 2002




                                  Exhibit H-6

                       IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE

----------------------------------------

THE SPECTRANETICS CORPORATION,
a Delaware corporation,

         Plaintiff,

v.

JOSEPH A. LARGEY, an individual; PAUL       Civil Action No. 02-452-SLR
A. SAMEK, an individual, STEVEN
SWEET, an individual; LAWRENCE
MCKINLEY, an individual; SHARON
SWEET, an individual; and DOES 1
THROUGH 15 INCLUSIVE,

         Defendants.

----------------------------------------



                          NOTICE OF VOLUNTARY DISMISSAL

                  Pursuant to Fed. R. Civ. Pro. 41(a)(1), plaintiff The Spectranetics Corporation, by its undersigned attorneys, hereby dismisses the above-captioned action with prejudice.

Of Counsel:


                                        -----------------------------------
Christopher L. Kaufman                  Kevin G. Abrams
Latham & Watkins                        Peter B. Ladig
135 Commonwealth Drive                  Kelly A. Green
Menlo Park, CA  94025                   Richards, Layton & Finger P.A.
(650) 328-4600                          One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware  19899
                                        (302) 651-7700
                                           Attorneys for Plaintiff


Dated: June __, 2002




                                  Exhibit I-1

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


                                     )
THE SPECTRANETICS CORPORATION,       )
and EMILE J. GEISENHEIMER,           )
                                     )
         Plaintiffs,                 )
                                     )
v.                                   )     Civil Action No. 02-452-SLR
                                     )
JOSEPH A. LARGEY, and PAUL C.        )
SAMEK,                               )
                                     )
         Defendants.                 )
                                     )



                          NOTICE OF VOLUNTARY DISMISSAL

                  Pursuant to Chancery Court Rule 41(a)(1), plaintiffs The Spectranetics Corporation and Emile J. Geisenheimer, by their undersigned attorneys, hereby dismiss the above-captioned action with prejudice.

Of Counsel:


                                        -----------------------------------
Christopher L. Kaufman                  Kevin G. Abrams
Latham & Watkins                        Peter B. Ladig
135 Commonwealth Drive                  Kelly A. Green
Menlo Park, CA  94025                   Richards, Layton & Finger P.A.
(650) 328-4600                          One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware  19899
                                        (302) 651-7700
                                           Attorneys for Plaintiff


Dated: June __, 2002




                                  Exhibit J-1

                         THE SPECTRANETICS CORPORATION

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                             MONDAY, AUGUST 5, 2002

                         10:00 A.M. NEW YORK CITY TIME

                                LATHAM & WATKINS
                                885 THIRD AVENUE
                               NEW YORK, NEW YORK


THE SPECTRANETICS CORPORATION
96 TALAMINE COURT
COLORADO SPRINGS, CO 80907                                                 PROXY
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE TWO NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Cornelius C. Bond, Jr. and Lawrence E. Martel, Jr., and each of them, with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

                      See reverse for voting instructions.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to Spectranetics, c/o Shareowner Services, P.O. Box 64873, St. Paul MN 55164-0873.

                             o Please detach here o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.


        PROPOSAL 1

1.      Election of Emile J. Geisenheimer as a director.              [ ] FOR  [ ] WITHHOLD AUTHORITY TO VOTE

        Election of John G. Schulte as a director.                    [ ] FOR  [ ] WITHHOLD AUTHORITY TO VOTE

        PROPOSAL 2

2.      To ratify the appointment of KPMG LLP as independent
        auditors of the Company for fiscal year 2002.                 [ ] FOR  [ ] AGAINST                     [ ] ABSTAIN

        PROPOSAL 3

3.      To amend the 1997 Equity Participation Plan to provide
        that the maximum number of shares which may be subject
        to awards granted to any individual in any calendar year
        will not exceed 1,500,000 shares.                             [ ] FOR  [ ] AGAINST                     [ ] ABSTAIN

        PROPOSAL 4

4.      To amend the 1997 Equity Participation Plan to revise
        existing equity incentive provisions for non-employee
        directors with provisions recommended by an independent
        consultant.                                                   [ ] FOR  [ ] AGAINST                     [ ] ABSTAIN


        As described in the Proxy Statement, Proposals 3 and 4 are separate matters to be voted on by stockholders.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR BOTH NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Address Change? Mark Box [ ]
Indicate changes below:                                                    Date
                                             ------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on the proxy. If held in
                                             joint tenancy, all persons must
                                             sign. Trustees' administrators,
                                             etc., should include title and
                                             authority. Corporations should
                                             provide full name of corporation
                                             and title of authorized officer
                                             signing the proxy.